Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           GENERAL MOTORS CORPORATION
     ......................................................................
                (Name of Registrant as Specified In Its Charter)


     ......................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:

     ............................................................

     (2) Aggregate number of securities to which transaction applies:

     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     .......................................................

     (4) Proposed maximum aggregate value of transaction:

    .......................................................

     (5)  Total fee paid:

     .......................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          .......................................................

          (2) Form, Schedule or Registration Statement No.:

          .......................................................

          (3) Filing Party:

          .......................................................

          (4) Date Filed:

          .......................................................
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[GM LOGO]
                                   GENERAL MOTORS CORPORATION
                                    NOTICE OF ANNUAL MEETING

                                                                  April 21, 2004

Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of General Motors Corporation. It will be held at 9 a.m. local time on Wednesday, June 2, 2004, at the Hotel du Pont, 11th & Market Streets, Wilmington, Delaware. At the meeting, stockholders will vote on the following matters:

     *  The election of directors for the next year;

     * The ratification of the selection of independent public accountants for the next year;

     * Seven stockholder proposals (if they are properly presented at the meeting).

     If you were a record holder of Common Stock, $1 2/3 par value ("Common Stock"), at the close of business on April 5, 2004, you will be entitled to vote at the meeting. Please read the General Information section for further details. A list of stockholders entitled to vote at the meeting will be available for examination at General Motors Corporation, Renaissance Center, Detroit, Michigan, for ten days before the annual meeting between 9 a.m. and 5 p.m., and at the Hotel du Pont during the meeting.

     The annual meeting will include a report on the state of the business, and then focus on electing directors, voting on the selection of independent public accountants and stockholder proposals, and related discussion. After that, we will provide time for business-related questions and comments. If you plan to attend the meeting, please see the instructions on page 3.

     In addition to the annual meeting, GM holds regional stockholder forums. These meetings provide an opportunity for you to learn about General Motors and discuss related issues with GM management. The time and location of these meetings are announced in Stockholder News as well as on the Internet under "Calendar/Events" at http://investor.gm.com.

     Your vote is important. Please read the attached proxy statement carefully and submit your proxy as soon as possible. You have a choice of voting your proxy via the Internet, by telephone, or by completing and returning the enclosed proxy card.

                                   Sincerely,

            /s/ Nancy E. Polis               /s/ G. Richard Wagoner, Jr.
                Secretary                        Chairman &
                                                 Chief Executive Officer

                               TABLE OF CONTENTS

                                                                          Page
PROXY STATEMENT........................................................     1
GENERAL INFORMATION....................................................     1
     Stockholders Entitled to Vote.....................................     1
     Voting............................................................     1
     Voting of Stock Plans for Employees...............................     2
     Proxy Statement Proposals.........................................     3
     Attending the Annual Meeting......................................     3
     Householding of Annual Meeting Materials..........................     3
     Electronic Delivery of Annual Meeting Materials...................     4
     Material for Beneficial Owners....................................     4
     Expenses of Solicitation..........................................     4
BOARD OF DIRECTORS GOVERNANCE..........................................     4
     Selection of Nominees for Directors...............................     4
     Directors.........................................................     5
     Director Compensation.............................................     5
     Committees of the Board of Directors..............................     6
ITEM NO. 1--Nomination and Election of Directors.......................     7
     Information about Nominees for Directors..........................     7
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE.........................    13
EXECUTIVE COMPENSATION TABLES..........................................    17
AUDIT COMMITTEE REPORT.................................................    23
FEES PAID TO AUDITOR...................................................    24
ITEM NO. 2--Ratification of the selection of Deloitte & Touche
            as independent public accountants for the year 2004........    25
ITEM NO. 3--Stockholder proposal to eliminate awarding,
            repricing, or renewing stock options.......................    25
ITEM NO. 4--Stockholder proposal to eliminate options, SARs, and
            severance payments to top management.......................    26
ITEM NO. 5--Stockholder proposal to require an independent
            chairman separate from the chief executive officer.........    27
ITEM NO. 6--Stockholder proposal to appoint independent
            directors to key Board committees..........................    29
ITEM NO. 7--Stockholder proposal to report on greenhouse gas
            emissions..................................................    30
ITEM NO. 8--Stockholder proposal to approve "golden parachutes"........    32
ITEM NO. 9--Stockholder proposal to require senior executives and directors to retain stock obtained by exercising
            options....................................................    33

OTHER MATTERS..........................................................    34

EXHIBIT A--TEXT OF THE AUDIT COMMITTEE CHARTER.........................   A-1

                           GENERAL MOTORS CORPORATION
       300 RENAISSANCE CENTER, P.O. BOX 300, DETROIT, MICHIGAN 48265-3000

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 2004

     This proxy statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Corporation, to be used at the annual meeting of stockholders of the Corporation. The enclosed proxy card represents your holdings of Common Stock in the registered account name shown. We expect this proxy statement and the enclosed proxy card will be mailed, or will be available through the Internet for those stockholders receiving their proxy materials electronically, on or after Wednesday, April 21, 2004, to each stockholder entitled to vote.

     In addition to this proxy statement and card, the GM 2003 Annual Report is provided in this package.

                              GENERAL INFORMATION

STOCKHOLDERS ENTITLED TO VOTE

     The Board of Directors designated April 5, 2004, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had 564,496,019 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

VOTING

     When you vote your proxy, your shares will be voted according to your instructions. You may give instructions to grant or withhold authority to vote for election of all the Board of Directors' nominees, or any individual nominee, and to vote for or against, or abstain from voting upon, each of the eight proposals.

     If you are a stockholder of record (you hold shares in your name in an account with GM's stock transfer agent, EquiServe), you can vote in any one of the following three ways:

     * By Internet: Go to the Web site, www.eproxyvote.com/gm, shown on your proxy card, and follow the instructions.

     * By Telephone: Call the toll-free number, 877-779-8683, shown on your proxy card. If you are outside the continental United States or Canada, call collect at 201-536-8073. Please follow the instructions on your proxy card and the voice prompts on the telephone.

     * By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card, and return it in the enclosed envelope. If you receive more than one proxy card (which means you have shares in more than one account), you must mark, sign, and date each of them, or alternatively vote all these shares through the Internet or by telephone. If you sign and return your proxy card and do not specify a choice, your shares will be voted as the Board of Directors has recommended, as indicated in this proxy statement.

     If you prefer, you may also vote by ballot at the annual meeting, which will cancel any proxy you previously gave.

     After you have signed and returned the enclosed proxy card or voted through the Internet or by telephone, you may revoke your proxy at any time until it is voted at the annual meeting. You may do this by sending a written notice of revocation or a subsequent proxy card, by voting subsequently through the

Internet or by telephone, or by voting in person at the annual meeting. The shares represented by a proxy will be voted unless the proxy card is received late or in a form that cannot be voted.

     By signing and returning the proxy card or by voting through the Internet or by telephone, you will authorize the Proxy Committee to vote your shares of Common Stock as you direct and on any proposals that General Motors does not know about now but that may be presented properly at the meeting. The Proxy Committee comprises three executive officers of the Corporation:
G. Richard Wagoner, Jr., John M. Devine, and Robert A. Lutz, each of whom is authorized to act on behalf of the Committee.

     If your shares are held by a broker, bank, or other record holder, please refer to the instructions they provide for voting your shares.

     As a matter of policy, GM believes your vote should be private. Therefore, we use an independent specialist to receive, inspect, count, and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

     Except for Item No. 1, or as otherwise noted, each proposal in this proxy statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the meeting. Item No. 1, the election of directors, is somewhat different: the 11 candidates who receive the most votes will be elected to the 11 available memberships on the Board. If you submit your proxy or attend the meeting but choose to abstain from voting on any proposal, you will be considered present at the meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the meeting with regard to that proposal.)

VOTING OF STOCK PLANS FOR EMPLOYEES

     If you participate in the following stock plans for employees, your proxy card will serve to instruct the Trustees, plan committees, or independent fiduciaries of those plans how to vote your shares in the plan:

     * General Motors Savings-Stock Purchase Program for Salaried Employees in the United States (the "GM S-SPP")

     * General Motors Personal Savings Plan for Hourly-Rate Employees in the United States (the "GM PSP")

     * General Motors Canadian Savings-Stock Program for Salaried Employees (the "GM Canadian Plan")

     * General Motors of Canada Limited Group RRSP and Savings Plan for Hourly Employees (the "GM RRSP")

     * Fidelity Investments Canada Limited Next StepTM -- Personal Retirement Group (the "FICL-PRG")

     * Delphi Corporation Savings-Stock Purchase Program for Salaried Employees in the United States (the "Delphi S-SPP")

     * Delphi Corporation Personal Savings Plan for Hourly-Rate Employees in the United States (the "Delphi PSP")

     * Saturn Individual Savings Plan for Represented Members (the "Saturn ISP")

     * GMAC Mortgage Group Inc. Savings Incentive Plan (the "GMAC Mortgage
       Plan")

     * GMAC Insurance Personal Lines -- Retirement Plan (the "GMAC Insurance Plan")

     If you do not provide instructions on how to vote your shares held in the GM S-SPP or the Delphi S-SPP, those shares may be voted at the discretion of the Trustee, plan committee, or independent fiduciary. If you do not provide instructions on how to vote your shares held in the GM PSP, the GM Canadian Plan, the GM RRSP, the FICL-PRG, the Delphi PSP, the Saturn ISP, the GMAC Mortgage Plan, and the GMAC Insurance Plan, the shares will not be voted.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors asks stockholders to vote on its nominees for election as directors. In addition, GM's Bylaws require that at each annual meeting the stockholders approve the independent public accountants selected by the Audit Committee with the Board of Directors' concurrence. The Board of Directors also may submit other matters for stockholder approval at the annual meeting. In addition to these matters presented by the Board of Directors, you may be asked to vote on one or more stockholder proposals.

     We have been asked from time to time why the Board opposes the stockholder proposals included in the proxy statement. The Board does not disagree with all stockholder proposals submitted to the Corporation. When it agrees with a proposal and thinks it is in the best interests of GM and its stockholders, the proposal usually can be implemented without a stockholder vote. The stockholder proposals that appear in the proxy statement are only those with which the Board of Directors disagrees and believes it must oppose in fulfilling its obligations to represent and safeguard the best interests of stockholders as a whole.

     The deadline for stockholders to submit a proposal to include in the Corporation's proxy statement for the 2005 annual meeting is December 17, 2004. Any proposals intended to be presented at the 2005 annual meeting must be received by the Corporation on or before that date. Please send proposals to the Secretary, General Motors Corporation, by mail to MC 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000, or by fax at 313-667-3166.

ATTENDING THE ANNUAL MEETING

     If you plan to attend the meeting, please detach and retain the admission ticket attached to your proxy card. As capacity is limited, you may bring only one guest to the meeting. If you hold your stock through a broker, bank, or other record holder, please bring evidence to the meeting that you own Common Stock, and we will provide you with admission tickets. If you receive your annual meeting materials electronically and wish to attend the meeting, please follow the instructions provided for attendance. A form of government-issued photograph identification will be required to enter the meeting. To permit as many stockholders as possible to participate, only stockholders or their valid proxy holders may speak at the meeting. A map with driving directions appears on the back page of this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission permits corporations to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside if it appears they are members of the same family. Each stockholder will continue to receive a separate proxy card. This procedure, referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. General Motors has instituted this procedure for all stockholders of record.

     If one set of these documents was sent to your household for the use of all GM stockholders in your household, and one or more of you would prefer to receive your own set, please contact our stock transfer agent, EquiServe, by telephone at 800-331-9922 (if calling from outside the continental United States or Canada, call collect at 781-575-3990) or by Internet at www.equiserve.com.

     If a broker or other record holder holds your GM shares, please contact your broker or other record holder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple reports by revoking your consent to householding.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS

     You can save the Corporation postage and printing expenses by consenting to receive your GM annual report and proxy materials via the Internet. At your request, you will receive an e-mail notification when these documents are available electronically through the Internet. Registered stockholders (those with an account maintained in their name with EquiServe) may sign up for this service at www.econsent.com/gm. Beneficial stockholders (those holding their stock through a broker or bank) may sign up at www.icsdelivery.com/gm, if their broker or bank is among the majority that participate in electronic delivery.

MATERIAL FOR BENEFICIAL OWNERS

     Brokers, dealers, banks, voting trustees, and other nominees who want a supply of the Corporation's proxy soliciting materials to send to beneficial owners should write to General Motors Corporation, c/o Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, NY 10022-2606.

EXPENSES OF SOLICITATION

     The Corporation will pay the cost of this solicitation of proxies. General Motors will solicit proxies by mail and electronic means, and the directors, officers, and employees of GM may also solicit proxies. These persons will not receive any additional compensation for such services. In addition, GM has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

                          BOARD OF DIRECTORS GOVERNANCE

SELECTION OF NOMINEES FOR DIRECTORS

     The Directors and Corporate Governance Committee (the "Committee") is responsible for recommending candidates for membership on the Board. In assessing potential new directors, the Committee considers individuals from various disciplines and diverse backgrounds. The selection of qualified directors is complex and crucial to GM's long-term success. Board candidates are considered based upon various criteria, such as their broad-based business skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of General Motors and the global automotive industry. To assist in the identification and evaluation of qualified director candidates, on occasion the services of a search firm have been engaged.

     Under the Corporation's Bylaws, each year prior to the annual meeting of stockholders, the Committee recommends the Board's nominees to serve as GM directors for the next year. The Board is soliciting proxies to elect these individuals. Except for G. Richard Wagoner, Jr., who is an employee of the Corporation, all candidates nominated by the Board of Directors have been determined to be independent directors as defined under Section 2.11 of the Corporation's Bylaws. (If you would like a copy of GM's Bylaws, please write to the Secretary, General Motors Corporation, MC 482-C38-B71, 300 Renaissance Center, P.O. Box 300, Detroit, MI 48265-3000, or go to http://investor.gm.com on the Internet and click on "Corporate Governance.")

     To recommend an individual for Board membership, write to the Secretary at the address given above. The Directors and Corporate Governance Committee will review the credentials and background of each recommended candidate against the selection criteria listed above and will notify the candidate of the Committee's decision. If you intend to either nominate a candidate for director at the annual meeting, or to introduce any other matter (aside from a stockholder proposal under Rule 14a-8 of the Securities and Exchange Commission's proxy rules, which is discussed on page 3), you must give the Corporation written notice. Such notice must be received by the Secretary not more than 180 days and not less than 120 days before the date of the annual meeting. For the 2005 annual meeting, such notice must be received between December 9, 2004, and February 7, 2005.

DIRECTORS

     The Board of Directors held a total of eight meetings in 2003. It is currently composed of 11 members.

     If you elect all 11 nominees at the 2004 annual meeting, the Board will be composed of ten directors who are independent and not employed by General Motors and one who is currently an officer of the Corporation.

     In addition to being members of the Board, most directors serve on one or more of its five standing Committees. (Please refer to "Committees of the Board of Directors" commencing on page 6 for information concerning Committees' responsibilities and current membership.) Each Committee has adopted a written charter that satisfies the requirements of the New York Stock Exchange Listing Standards. Each charter is available on the Corporation's Web site at http://investor.gm.com for review by stockholders and others.

     Directors spend a considerable amount of time preparing for Board and Committee meetings and, from time to time, are called upon for their counsel between meetings. The Board as well as each Committee at their request can retain the services of one or more outside advisors. In 2003, average attendance at Board and Committee meetings was 97%. The annual meeting of stockholders is held in conjunction with a regularly scheduled Board meeting, and directors are expected to attend. In 2003, 100% of the directors attended the annual meeting.

     The non-employee directors of the Board meet in executive sessions at least two times each year without management present. The Chair of the Directors and Corporate Governance Committee acts as presiding director at these executive sessions. During these sessions, the non-employee directors review, at a minimum, CEO succession, performance, and compensation; strategic issues for Board consideration; future Board agendas and the flow of information to directors; management progression and succession; and the Board's corporate governance guidelines. The presiding director is responsible for advising the Chairman and Chief Executive Officer of decisions reached, and suggestions made, at these sessions. The governance guidelines are available from the Secretary upon written request, or on the Internet at http://investor.gm.com.

     Stockholders wishing to communicate with the presiding director or with the non-management directors as a group may send a letter by regular or express mail addressed to the Secretary, General Motors Corporation, MC 482-C38-B71, 300 Renaissance Center, P.O. Box 33118, Detroit, MI, 48233-5118, Attention:
Presiding Director or Non-Management Directors. All correspondence sent to that address will be delivered to those directors on a quarterly basis, unless management determines by individual case that it should be sent more promptly. All correspondence to directors will be acknowledged by the Secretary and may also be forwarded within GM to the subject matter expert for an investigation.

DIRECTOR COMPENSATION

     Only non-employee directors receive payment for serving on the Board. Since Mr. Wagoner is an employee of the Corporation, he is not compensated as a director. Non-employee directors are not eligible to participate in the executive incentive program, Savings-Stock Purchase Program, or any of the retirement programs for General Motors employees. Other than as described in this section, there are no separate benefit plans for directors. Compensation paid to non-employee directors is as follows:

                *  Annual Retainer               --   $200,000(a)
                *  Retainer for Committee Chair  --   $ 10,000
                *  Audit Committee Chair         --   $ 30,000
                *  Audit Committee Member        --   $ 20,000

(a) Under the General Motors Compensation Plan for Non-Employee Directors (the "Plan"), non-employee directors are required to defer $140,000 of the annual retainer noted above in restricted units of Common Stock. In addition, under the Plan, directors may also elect to defer all or a portion of the remaining compensation in cash or restricted units of Common Stock.

     Restricted stock units under the Plan are credited with dividend equivalents in the form of additional stock units. Amounts deferred under the Plan are not available until after the director retires from the Board at age 70, or otherwise terminates service. After the director leaves the Board, payment under the Plan is made in cash based on the number of stock units valued at the average quarterly mean market price prior to payment.

     The Board has established a stock ownership guideline for non-employee directors to enhance the link between director and stockholder interests. Each non-employee director will be required to own stock and/or deferred restricted stock units equal in value to three times the annual retainer within five years of joining the Board. Non-employee directors are also prohibited during their term of service from selling any shares of Common Stock, except from the exercise of stock options granted prior to their elimination as a component of compensation in 2003.

     The Corporation also provides the use of company vehicles, certain personal liability insurances, and other benefits on an annual basis at an estimated aggregate value of $21,000 per director. Directors are also reimbursed for travel expenses incurred in connection with their duties as directors. Directors, like all active GM employees in the U.S., are eligible to participate in a matching contributions program to accredited four-year colleges, universities, and community colleges, and all eligible contributions will be matched on a dollar-for-dollar basis up to $5,000 annually.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE met seven times in 2003. The function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and others; the Corporation's system of internal controls; the Corporation's compliance procedures for the employee code of ethics and standards of business conduct; and the Corporation's audit, accounting, and financial reporting processes. All members of the Audit Committee are independent directors as defined by the Corporation's Bylaws and the Listing Standards of the New York Stock Exchange (the "NYSE"). All members are financially literate, as the Corporation's Board has interpreted such qualification in its business judgment. Philip A. Laskawy satisfies the standard for "audit committee financial expert" in compliance with the Sarbanes-Oxley Act of 2002 and has accounting or related financial management expertise as required by the NYSE. Currently, Mr. Laskawy serves on the audit committees of more than three public companies. The Board has determined, in light of Mr. Laskawy's depth of knowledge and experience and time available as a retiree, that this simultaneous service does not impair his ability to function as a member and the Chair of the Audit Committee. In fact, the Board believes this experience on a number of audit committees enhances his contribution to GM's Audit Committee.

Membership:   Philip A. Laskawy (Chair)                 Alan G. Lafley
              Kent Kresa                                Eckhard Pfeiffer

     DIRECTORS AND CORPORATE GOVERNANCE COMMITTEE met seven times in 2003 and is comprised entirely of independent directors. The Committee researches and recommends candidates for membership on the Board and conducts continuing studies of the size, composition, and compensation of the Board. The Committee is also responsible for implementing, periodically reviewing, and proposing revisions to the Board's corporate governance guidelines; recommending Committee memberships, rotation, and chairs; and setting the agendas for the executive sessions of the Board of Directors.

Membership:   George M.C. Fisher (Chair)                Karen Katen
              Percy N. Barnevik                         Alan G. Lafley
              John H. Bryan

     EXECUTIVE COMPENSATION COMMITTEE met six times in 2003. The Committee is composed entirely of independent directors and ensures that the Corporation's compensation policies and practices support the successful recruitment, development, and retention of executive talent. The Committee reviews and approves corporate goals and objectives related to compensation for the Chief Executive Officer and senior executives, including the senior leadership group of the Corporation. It also approves benefit and incentive compensation plans of the Corporation and its major subsidiaries that affect employees subject to its review. The members of the Committee are not eligible to participate in any of the compensation plans or programs it administers.

Membership:   John H. Bryan (Chair)                     Karen Katen
              George M.C. Fisher

     INVESTMENT FUNDS COMMITTEE met three times in 2003 and is comprised entirely of independent directors. The Committee serves as the named fiduciary of GM's and a number of its subsidiaries' benefit plans governed by the Employee Retirement Income Security Act ("ERISA").

Membership:   E. Stanley O'Neal (Chair)                 Philip A. Laskawy
              Armando Codina                            Eckhard Pfeiffer
              Kent Kresa

     PUBLIC POLICY COMMITTEE met four times in 2003 and is comprised entirely of independent directors. The Committee fosters GM's commitment to operate its business worldwide in a manner consistent with the rapidly changing demands of society. Topics reviewed by this Committee include research and development, automotive safety, environmental and energy matters, diversity, health care, education, communications, employee health and safety, trade, and philanthropic activities. The Committee provides public policy guidance to management to support GM's progress in growing the business globally within the framework of GM's core values.

Membership:   Percy N. Barnevik (Chair)                 E. Stanley O'Neal
              Armando Codina


                                   ITEM NO. 1
                      NOMINATION AND ELECTION OF DIRECTORS

     The Proxy Committee will vote your shares for the 11 nominees described in the following section unless you withhold such authority. Each director will serve until the next annual election of directors and until a successor is elected and qualified, or until the director's earlier resignation or removal. If any nominees for director become unavailable before the annual meeting, which is not anticipated, the Board of Directors may decrease the number of directors to be elected or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Of the nominees in the following section, Kent Kresa was elected a director of General Motors Corporation since the last annual meeting of stockholders.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information about each nominee's principal occupation or employment and other affiliations as well as Common Stock beneficially owned as of February 29, 2004, has been furnished to the Corporation by the nominees for directors.

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--------------------------------------------------------------------------------

PERCY N. BARNEVIK             AGE 63          JOINED GM BOARD 1996

Chairman, AstraZeneca PLC, United Kingdom, since 1999; Honorary Chairman, Sandvik AB, Sweden, since 2002; Chairman, Sandvik AB, Sweden (1983-2002); Chairman, Investor AB, Sweden (1997-2002); Chairman, ABB Ltd.,
Switzerland (1997-2001)
COMMITTEES -- Public Policy (Chair), Directors and Corporate Governance DIRECTORSHIPS -- AstraZeneca PLC
AFFILIATIONS -- Member of The Business Council, the International Investment Council advising the South African government, the International Advisory Council of the Federation of Korean Industries, the India Advisory Council, the Advisory Council of Centre for European Reform - UK, Advisory Councils at the Wharton School of Business Administration and at Humboldt University in Berlin, the Academies of Engineering Sciences in Sweden and Finland; Honorary member of the American Academy of Arts and Sciences; Honorary member of the Royal Academy of Engineering, UK

--------------------------------------------------------------------------------

JOHN H. BRYAN                 AGE 67          JOINED GM BOARD 1993

Retired Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago, Illinois, since 2001; held offices of Chairman (1976-2001) and Chief Executive Officer (1975-2000)
COMMITTEES -- Executive Compensation (Chair), Directors and Corporate Governance DIRECTORSHIPS -- BP p.l.c., Bank One Corporation, Goldman Sachs Group, Inc. AFFILIATIONS -- Member of The Business Council and the National Trust Council of the National Trust for Historic Preservation; Trustee of the University of Chicago and Life Trustee of Rush-Presbyterian-St. Luke's Medical Center; Chairman of the Board of Trustees of The Art Institute of Chicago and Chairman of the Board of Millennium Park, Inc.

--------------------------------------------------------------------------------

ARMANDO M. CODINA             AGE 57          JOINED GM BOARD 2002

Chairman and Chief Executive Officer, Codina Group, Inc., a full-service commercial real estate firm based in Coral Gables, Florida, since 1979 COMMITTEES -- Investment Funds, Public Policy
DIRECTORSHIPS -- AMR Corporation, BellSouth Corporation
AFFILIATIONS -- Chairman Emeritus of the Board of Trustees of Florida International University; Member of the Florida Council of 100

--------------------------------------------------------------------------------

GEORGE M.C. FISHER            AGE 63          JOINED GM BOARD 1996

Retired Chairman and Chief Executive Officer, Eastman Kodak Company, Rochester, New York, since 2001; held offices of Chairman (2000) and Chairman and Chief Executive Officer (1997-2000)
COMMITTEES -- Directors and Corporate Governance (Chair), Executive Compensation DIRECTORSHIPS -- Delta Air Lines, Inc., Eli Lilly and Company
AFFILIATIONS -- Chairman of the National Academy of Engineering; Member of The Business Council and the International Academy of Astronautics; Fellow of the American Academy of Arts and Sciences

--------------------------------------------------------------------------------

KAREN KATEN                   AGE 54          JOINED GM BOARD 1997

President, Pfizer Global Pharmaceuticals, New York, New York, and Executive Vice President, Pfizer Inc, since 2001; held offices of Corporate Senior Vice President (1999-2001), Executive Vice President, Pfizer Pharmaceuticals Group (1995-2001), and President, Pfizer U.S. Pharmaceuticals Group (1995-2002) COMMITTEES -- Directors and Corporate Governance, Executive Compensation DIRECTORSHIPS -- Harris Corporation
AFFILIATIONS -- Member of the National Board of Trustees for the American Cancer Society Research Foundation, the Boards of Directors of the National Alliance for Hispanic Health, Catalyst, RAND, and the Council for the United States and Italy; Trustee of the University of Chicago and Council Member of the Graduate School of Business; Appointee to the 2003 U.S.-Japan Private Sector/Government Commission and the National Infrastructure Advisory Committee

--------------------------------------------------------------------------------

KENT KRESA                    AGE 66          JOINED GM BOARD 2003

Chairman Emeritus, Northrop Grumman Corporation, Los Angeles, California, since October 2003; held offices of Chairman and Chief Executive Officer (1990-2003) and President (1987-2001)
COMMITTEES -- Audit, Investment Funds
DIRECTORSHIPS -- Avery Dennison Corporation, Fluor Corporation
AFFILIATIONS -- Member of the Boards of the W.M. Keck Foundation, the Haynes Foundation, and Performing Arts Center of Los Angeles County; Trustee for California Institute of Technology

--------------------------------------------------------------------------------

ALAN G. LAFLEY                AGE 56          JOINED GM BOARD 2002

Chairman, The Procter & Gamble Company, Cincinnati, Ohio, since 2002, and President and Chief Executive since 2000; held offices of President -- Global Beauty Care and North America (1999-2000), Executive Vice President and President -- North America, Procter & Gamble North America (1998-1999) COMMITTEES -- Audit, Directors and Corporate Governance
DIRECTORSHIPS -- The Procter & Gamble Company, General Electric Company AFFILIATIONS -- Member of The Business Roundtable, The Business Council, G100, the American Society of Corporate Executives, the Boards of Trustees of Hamilton College and Xavier University, the Lauder Institute Board of Governors (Wharton School of Arts & Sciences), and the Board of Directors of the United Negro College Fund

--------------------------------------------------------------------------------

PHILIP A. LASKAWY             AGE 63          JOINED GM BOARD 2003

Retired Chairman and Chief Executive Officer, Ernst & Young, New York, New York, since 2001; held offices of Chairman and Chief Executive Officer (1994-2001) COMMITTEES -- Audit (Chair), Investment Funds
DIRECTORSHIPS -- Henry Schein, Inc., Loews Corporation, The Progressive Corporation
AFFILIATIONS -- Trustee of the International Accounting Standards Committee Foundation

--------------------------------------------------------------------------------

E. STANLEY O'NEAL             AGE 52          JOINED GM BOARD 2001

Chairman, Merrill Lynch & Co., Inc., New York, New York, since 2003, and Chief Executive Officer since 2002; held offices of President and Chief Operating Officer (2001-2002), President, U.S. Private Client Group (2000-2001), Executive Vice President and Chief Financial Officer (1998-2000)
COMMITTEES -- Investment Funds (Chair), Public Policy
DIRECTORSHIPS -- Merrill Lynch & Co., Inc.
AFFILIATIONS -- Member of the Board of Directors of Memorial Sloan-Kettering Cancer Center, the Center for Strategic and International Studies (CSIS), and The Lincoln Center Theater

--------------------------------------------------------------------------------

ECKHARD PFEIFFER              AGE 62          JOINED GM BOARD 1996

Retired President and Chief Executive Officer, Compaq Computer Corporation, Houston, Texas, since 1999; held offices of President and Chief Executive Officer (1991-1999)
COMMITTEES -- Audit, Investment Funds
DIRECTORSHIPS -- Chairman, Intershop Communications AG; IFCO Systems, N.V.; Syntek Capital AG; Telefonaktiebolaget LM Ericsson
AFFILIATIONS -- Member of the Advisory Board of Deutsche Bank

--------------------------------------------------------------------------------

G. RICHARD WAGONER, JR.       AGE 51          JOINED GM BOARD 1998

Chairman and Chief Executive Officer, General Motors Corporation, since
May 1, 2003; held offices of President and Chief Executive Officer (2000-2003), President and Chief Operating Officer (1998-2000); joined General Motors Corporation in 1977
DIRECTORSHIPS -- General Motors Acceptance Corporation, subsidiary of GM AFFILIATIONS -- Member of The Business Council and The Business Roundtable, the Boards of Directors of Catalyst and Detroit Renaissance, and the Boards of Trustees of Duke University and Detroit Country Day School

--------------------------------------------------------------------------------

           SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS,
                               AND CERTAIN OTHERS

     The beneficial ownership as of February 29, 2004, of Common Stock for each director, each Named Executive Officer, and all current directors and officers as a group is shown in the following tables. The shares listed below do not include Common Stock held by the pension or profit sharing plans of any other corporation or other entity, or of any endowment funds of an educational or charitable institution of which a director or executive may serve as director or trustee. Each of the individuals listed below, as well as all the current directors and officers as a group, owns less than one percent of the outstanding shares and voting power of Common Stock.

                                   DIRECTORS

                                     SHARES      DEFERRED
                                  BENEFICIALLY     STOCK        STOCK
                                     OWNED       UNITS (a)   OPTIONS (b)
                                  ------------   ---------   -----------
P. N. Barnevik..................     9,628        10,848        2,000
J. H. Bryan.....................     6,603        17,883       10,738
A. M. Codina....................     2,000         7,476        2,000
G. M.C. Fisher..................     4,752        12,563        7,908
K. Katen........................     4,000        13,472        7,141
K. Kresa........................     8,200           917            0
A. G. Lafley....................     2,000         8,365        2,000
P. A. Laskawy...................     2,000         3,669            0
E. S. O'Neal....................     1,000(c)      5,507        2,000
E. Pfeiffer.....................     4,512        14,341        9,436
---------------
(a) Deferred Stock Units -- These amounts have been deferred under the General Motors Corporation Compensation Plan for Non-Employee Directors. For more information about this plan, please refer to the section on Director Compensation on page 5. Prior GM Class H restricted stock units and stock options were converted into Common Stock restricted stock units as a result of the split-off of Hughes Electronics Corporation from GM.

(b) Number of shares that may be acquired through the exercise of stock options within 60 days of February 29, 2004. Directors no longer receive stock options; the last grant was in 2002.

(c) E. S. O'Neal disclaims any beneficial ownership of any Common Stock owned by Merrill Lynch & Co., Inc. or its affiliates, for the benefit of others or itself.

                          NAMED EXECUTIVE OFFICERS AND
                      ALL DIRECTORS AND EXECUTIVE OFFICERS


                                           SHARES      DEFERRED
                                        BENEFICIALLY     STOCK        STOCK
                                         OWNED (a)     UNITS (b)   OPTIONS (c)
                                        ------------   ---------   -----------
G. L. Cowger..........................     42,629         2,348       218,656
J. M. Devine..........................     47,079       262,753       766,669
T. A. Gottschalk......................     65,914        49,927       500,790
R. A. Lutz............................      8,722       216,140       333,336
G. R. Wagoner, Jr.....................    141,082       156,099     1,805,547
All Directors & Officers of the
Corporation as a Group................    518,145       937,046     5,231,941
---------------
(a) Shares Beneficially Owned include shares credited under the General Motors Savings-Stock Purchase Program for Salaried Employees (the "GM S-SPP") and the General Motors Canadian Savings-Stock Program for Salaried Employees (the "GM Canadian Plan"). The GM S-SPP is generally available to all salaried employees in the U.S. and provides that participants may contribute up to 50% of eligible salary, subject to maximum limits established by the Internal Revenue Code (the "IRC"). The GM Canadian Plan is available to all salaried employees in Canada, and there is no maximum contribution limit.

(b) Deferred Stock Units include shares under the General Motors Benefit Equalization Plan-Savings (the "BEP-S"). The BEP-S is a non-qualified "excess benefits" plan that is exempt from the Employee Retirement Income Security Act ("ERISA") and the IRC limitations and provides executives with the full GM matching contribution without regard to the IRC limitations. Amounts credited under the Plan are maintained in share units of Common Stock. Following termination of employment, an employee may elect to receive a complete distribution of amounts in the BEP-S account, which will be paid in cash. Deferred units also include undelivered incentive awards and other awards that will vest upon the occurrence of certain events and that are subject to forfeiture under certain circumstances.

(c) Number of shares that may be acquired through the exercise of stock options within 60 days from February 29, 2004. Additional information regarding stock options is provided on pages 18 and 19.

                           CERTAIN BENEFICIAL OWNERS

     The following table gives information about each entity known to GM to be the beneficial owner of more than five percent of Common Stock as of February 29, 2004.

                                          NUMBER OF     PERCENT OF
           NAME AND ADDRESS                SHARES         CLASS
           ----------------               ---------     ----------
State Street Bank and Trust Company(a)   101,250,013      18.0%
225 Franklin Street
Boston, MA 02110

Capital Research and Management Company   62,556,470(b)   11.1%
333 South Hope Street
Los Angeles, CA 90071
Sole dispositive power as investment
advisor

---------------
(a) Acting in various fiduciary capacities for various employee benefit plans.
(b) Includes 2,101,270 shares issuable upon the conversion of the 5.25% Convertible Series B Debentures due March 6, 2032.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     E. Stanley O'Neal, a member of GM's Board, is the Chairman and Chief Executive Officer of Merrill Lynch & Co., Inc., which provided services including underwriting and investment banking services to GM in 2003. The Board of Directors has considered the relevant facts and circumstances regarding the relationship between GM and Merrill Lynch & Co., Inc., and has concluded that based on Mr. O'Neal's recusal from GM business with Merrill Lynch, GM's long-standing practice of maintaining relationships with several major investment banks, and the amount of fees paid in 2003 and in recent years by GM to Merrill Lynch in proportion to the revenues and expenses of each company during those periods, there is no material relationship between Mr. O'Neal and GM, so that he qualifies as independent under the requirements of the New York Stock Exchange (the "NYSE").

     In 2003, Codina Family Investments ("CFI"), a limited partnership owned indirectly by Mr. Codina and members of his family, purchased a majority interest in the limited partnership that publishes Hispanic Magazine. GM has advertised in that publication for several years, and in 2003 purchased approximately $490,000 of advertising. In 2003 Mr. Codina held only a 1% interest in CFI, which he has now divested. The other Codina family members involved in this transaction are independent adults. Based on these facts, the Board of Directors has determined Mr. Codina does not have a material relationship with GM based on his family members' indirect interest in a company doing business with GM, so that he qualifies as independent under the NYSE requirements.

     Executive officers of General Motors have from time to time received mortgage loans from GMAC or its subsidiaries, or acted as co-signers for loans made to family members. Those loans were made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other employees, retirees, and dealers of General Motors, which are substantially the same as those offered to unrelated customers.

     The Corporation's policy on loans to directors and executive officers of the Corporation has been revised to comply with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), which generally prohibits public companies from making personal loans to their executive officers and directors. The Corporation prohibits loans to its directors and executive officers, other than GMAC mortgage and auto loans, which are made on terms that are acceptable under Sarbanes-Oxley.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Federal securities law requires that directors and certain officers of the Corporation must report to the Securities and Exchange Commission and the Corporation, within certain periods, the number of shares of the Corporation's equity securities they own and any changes in such ownership. Based upon information furnished by these stockholders, the Corporation believes that all required filings for 2003 and prior years have been made in a timely manner, except that in December 2002, K. S. Barclay made a charitable gift of Common Stock and inadvertently filed her Statement of Changes in Beneficial Ownership of Securities (Form 4) after the due date.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee is responsible for overseeing the development and administration of the compensation and benefit programs for the Corporation's executives, including Named Executive Officers whose compensation is reported in this proxy statement. To assist in this process, the Committee engages an independent executive compensation consulting firm, which is directly accountable to the Committee. Since 1989, the Committee has been composed entirely of independent directors. In 2003, the membership of the Committee was composed of John H. Bryan, Chair, George M.C. Fisher, and Karen Katen.

     As in prior years, during 2003, the Board of Directors met in executive session to review the Corporation's performance and the performance of the CEO and other senior leaders, including the Named Executive Officers. The Committee advised the Board with respect to all compensation determinations for these executives. Further, the Committee regularly updates the Board on key compensation matters.

     During the year the Committee also reviewed and strengthened its charter, including adoption of an annual self-evaluation process to ensure compliance with Sarbanes-Oxley and the revised NYSE Listing Standards. During 2003, the Committee held six meetings, and the same number is scheduled for 2004.

     COMPENSATION PHILOSOPHY -- Executive compensation programs for General Motors and its major subsidiaries are based on the belief that the interests of employees should be closely aligned with those of GM's stockholders. Under this philosophy:

     * A significant portion of each executive's total compensation is linked to accomplishing specific, measurable results intended to create value for stockholders in both the short- and long-term.

     * Compensation plans are developed to motivate executives to improve the overall performance and profitability of the Corporation, and the specific region/unit to which they are assigned. Executives will be rewarded only when and if the business goals previously established by management and the Committee have been achieved.

     * Each executive's individual performance and contribution will be reflected through differentiated salary adjustments and the amount of incentive awards paid, if any.

     * Long-term incentive awards are paid in Common Stock to further reinforce the link between executives' and stockholders' interests.

     * The target structure for total compensation is established in the third quartile. As a result, in years of strong performance, executives can earn highly competitive levels of compensation as compared to executives at comparator companies. The Corporation will thus be able to attract, retain, and motivate the leadership talent it needs to maintain and grow its businesses successfully. Conversely, in years where performance falls below objectives, executives will receive compensation that is lower than competitive benchmarks.

     STOCK OWNERSHIP GUIDELINES -- The Corporation feels strongly that the best way to reinforce the link between the executives' and stockholders' interests is to require that executives own a significant amount of Common Stock. As a result, the Committee has established formal stock ownership guidelines for all corporate officers, including the Named Executive Officers, and other select senior executives. As evidence of their commitment to these guidelines, each current Named Executive Officer holds more than his respective guideline amount. The guidelines are as follows:

                                                          MINIMUM AGGREGATE
                                  POSITION                 VALUE EQUIVALENT
                                  --------                -----------------
        Chairman and CEO, and Vice Chairmen............. 5 times base salary
        Executive Vice Presidents....................... 4 times base salary
        Group Vice Presidents........................... 3 times base salary
        Vice Presidents and Operating Executives........ 2 times base salary

     COMPENSATION DEDUCTIBILITY POLICY -- In 2002, GM stockholders approved an incentive compensation program effective until 2007, which includes provisions allowing the Corporation to comply with regulations under Section 162(m) of the Internal Revenue Code. As a result, the Corporation is able to take a tax deduction for performance-based compensation in excess of $1 million per taxable year paid to each of the Named Executive Officers. The Code does not permit companies to take a tax deduction for salary paid in excess of $1 million. While the Corporation makes every effort to ensure that it will be able to deduct the compensation it pays, if compliance with Section 162(m) conflicts with the Corporation's compensation philosophy, or what is believed to be in the best interests of the Corporation and its stockholders, we may conclude that paying non-deductible compensation is more consistent with that philosophy and in the Corporation's and stockholders' best interests.

     TYPES OF COMPENSATION -- In addition to retirement benefits, which are reviewed in the tables following this report, there are three major components of an executive's total compensation package:

     *  Base Salary
     *  Annual Incentives
     *  Long-Term Incentives

     In determining the proper amount for each compensation component, we review the compensation paid for similar positions at other large corporations with which GM competes for executive talent and relative internal equity within our executive pay structure. Because the job market for these executives is not limited to the auto industry alone, a group consisting of 28 significant, global industrial/service corporations has been identified as our "comparator group." Each year we carefully review the composition of the comparator group and review the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate performance measures and compensation levels for our executives. We also rely on information and advice provided by our outside consultant.

     Base Salary -- When establishing base salaries for GM executives, consideration is given to compensation data for similar positions at our comparator group of companies. In addition, other factors such as individual performance, potential for future advancement, specific job responsibilities, and length of time in their current position will influence the final determination for individual executives.

     Annual Incentives -- For the 2003 performance year, annual incentives for all executive officers were earned under the General Motors 2002 Annual Incentive Plan that was approved by the stockholders at the 2002 annual meeting. All executives are eligible to be considered for annual incentive awards.

     At the beginning of each performance period, the Committee establishes performance targets, and also sets a minimum performance level that must be achieved before any awards can be paid. If this minimum level of performance is not met, there will be no annual incentive payout. Stockholders approved a maximum award payable to any one individual as part of the 2002 Annual Incentive Plan. When we establish the payout range, we assess the degree of performance necessary to achieve the objective by reviewing both past and projected performance levels, as well as external marketplace conditions such as the economic outlook, competitive performance levels, projected automotive industry volumes, projected market share, and quality improvements. The size of final awards depends on the actual level of performance achieved in comparison with the pre-established corporate and region/unit objectives, as well as individual performance. Performance data may be adjusted to reflect the impact of unplanned or extraordinary events. Finally, a peer review is conducted to assess GM's business performance relative to that of key competitors.

     As in previous years, management recommended that the Committee establish very aggressive performance targets for 2003. We tied the payment of annual incentive awards to meeting specific levels of net income, Return On Net Assets ("RONA"), market share, and quality that were based upon the Corporation's business plans. At the end of 2003, we reviewed the Corporation's overall operating performance and determined that financial results for net income and RONA were above target performance requirements. In addition, for geographic regions/operating units, we reviewed performance against pre-established targets for quality and market share within those regions/units. Performance varied significantly from below threshold in some regions to well above target in others. As a result, in the aggregate, the corporate final incentive award payouts were slightly above the target level.

     Stock Options -- Stock options were also granted under the provisions of the 2002 Stock Incentive Plan. All executives are eligible to be considered for stock option grants. We believe that options may be appropriately granted to emphasize the importance of improving stock price performance and increasing stockholder value over the long-term, and to encourage executives to own GM common stock. These options are granted at 100% of the average price of the stock on the date of grant. In this way executives can be rewarded only if the stock price increases, which will benefit both stockholders and executives. Our Plan does not allow the re-pricing of options without stockholder approval.

     Options are granted based on competitive long-term incentive compensation practices. In determining the size of new grants to each Named Executive Officer, we consider the number of option shares each executive has previously been granted. Beginning with 2003, all General Motors new stock option grants are expensed as a compensation cost over the vesting period.

     Other Long-Term Incentives -- Stock Performance Program awards under the GM Long-Term Incentive Plan are normally granted only to the Corporation's senior executives. Like annual incentive awards, these grants are made annually; however, any payout is determined based on the Total Shareholder Return ("TSR") performance ranking of Common Stock compared to that of other stocks in the S&P 500 Composite Stock Price Index (the "S&P 500 Index") over a three-year period. Executives were granted target awards denominated in shares of the Corporation's Common Stock at the beginning of the 2003-2005 performance period. The final number of shares to be delivered at the end of the three-year performance period, if any, will depend on GM's TSR ranking (based on market price appreciation plus the compounding effect of reinvested dividends) relative to other companies in the S&P 500 Index. If the Corporation's ranking in the S&P 500 Index over the three-year period falls below the 25th percentile, no payout will be made. If the Corporation ranks within the top 10% of the companies in the S&P 500 Index, the maximum payout level would be achieved. Between threshold and maximum, payout percentages will be related to the ranking position. By establishing awards in this fashion, executives will be highly motivated to improve stock price performance, which would be to their benefit as well as that of the Corporation's stockholders. We believe this plan in combination with stock options for our senior executives provides a balanced approach with regard to equity compensation by providing an additional long-term focus based on relative performance.

     For the 2001-2003 period, GM's TSR results were at the target level established for payout of the long-term incentive plan, and therefore, awards were paid at the target level.

     In 2002, in order to motivate the executive workforce to intensify its focus on improving the Corporation's cash flow and cost reduction efforts, we made a "Leadership Challenge Grant" under the 1997 Performance Achievement Plan to the entire executive team worldwide. Payment of this grant was predicated on increasing the Corporation's cash generation from operations in 2002 and 2003, and reducing structural cost beyond committed levels in 2002 and 2003. The Corporation met three of these four targets, and the awards were paid in stock at 75% of target award level in January 2004.

AWARDS TO CHIEF EXECUTIVE OFFICER

     In determining Mr. Wagoner's compensation for 2003, the Committee considered a number of important factors, particularly his continued highly effective leadership in establishing GM's solid financial performance in cash generation and cost reduction despite challenging economic conditions and intense competition. Impressive results were achieved in a number of key areas, including maintaining high quality standards through well-executed new vehicle launches with aggressive marketing and improved productivity. Importantly, a competitive new labor accord was reached in the U.S. during the third quarter of 2003 after intense bargaining, with no disruption in operations or productivity. In 2003, GM continued to set numerous sales records around the world and continued to make substantial inroads in key growth markets such as China and Korea. In addition, financing operations remained strong and GMAC reported record earnings, nearly doubling results from insurance operations and generating its biggest year-over-year improvement in mortgage operations. During the third quarter, GM stockholders voted to approve transactions that would result in the split-off of Hughes, and GM completed the transactions in December 2003. Mr. Wagoner's role in leading the Corporation was further reflected in GM's continued solid financial performance during the year, and the Committee therefore, determined Mr. Wagoner's compensation as follows:

     Base Salary -- In recognition of his continued outstanding leadership and promotion to Chairman of the Board, Mr. Wagoner's salary was increased 10% to $2,200,000 effective January 1, 2003, after an interval of 24 months since his last increase. No further compensation adjustments were granted upon his promotion effective May 1, 2003.

     Annual Incentives -- Results in relation to the established corporate and regional performance targets for net income, RONA, market share, and quality that were established to encourage continuous improvement from prior-year levels were above target. Therefore the final award for Mr. Wagoner was set slightly above the target level.

     Stock Options -- As part of the Corporation's continuing compensation review process, the Committee reviewed the size and expected value of the options granted to Mr. Wagoner in comparison with option grants to CEOs of our comparator group of companies and to executives internally. After consideration of the number of options previously granted to Mr. Wagoner, the Committee set his 2003 stock option grant at 500,000 shares of Common Stock.

     Other Long-Term Incentives -- The Long-Term Incentive Plan target grants cover the three-year period 2003-2005 and are disclosed on page 19. Because the cumulative TSR for the 2001-2003 performance period was at target as described above, payout in shares of Common Stock was set at 100% of target level.

     Three of the four discrete cash generation and structural cost reduction targets of the 2002-03 Leadership Challenge Grant were met despite a highly competitive market environment, and Mr. Wagoner received a payment in shares of Common Stock at 75% of target level for the Leadership Challenge Grant, as was the case with respect to other eligible executives who remained actively employed throughout the entire performance period.

     During 2003, the Committee met with the Board of Directors in executive session to review the Corporation's performance and the performance of Mr. Wagoner and other members of senior management. The Board concurred with our decisions.

                        EXECUTIVE COMPENSATION COMMITTEE
                              John H. Bryan, Chair
                George M.C. Fisher                   Karen Katen

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The table below shows the pre-tax compensation paid during the last three fiscal years to Chairman and Chief Executive Officer G. R. Wagoner, Jr., and each of the four other most highly compensated executive officers during 2003.

                                              ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                     --------------------------------------  -----------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                   OTHER     -----------------------------------
                                                                   ANNUAL    RESTRICTED               LONG-TERM   ALL OTHER
        NAME AND                                                  COMPEN-    STOCK UNITS    STOCK     INCENTIVES   COMPEN-
   PRINCIPAL POSITION        YEAR       SALARY        BONUS      SATION(1)       (2)       OPTIONS       (3)      SATION(4)
   ------------------        ----       ------        -----      ---------   -----------   -------    ----------  ---------
                                          $             $            $           $         # Shares       $           $

G. R. Wagoner, Jr.             2003     2,200,000     2,860,000      58,578                  500,000   3,313,000      76,994
  Chairman of the Board        2002     2,000,000             0               5,006,250      600,000           0      34,382
  & CEO                        2001     2,000,000             0                              400,000     480,000      84,160

J. M. Devine                   2003     1,550,000     1,612,000      55,604                  200,000   2,821,000     463,472
  Vice Chairman and Chief      2002     1,450,000             0               3,003,750      300,000     703,000     428,953
  Financial Officer            2001     1,450,000     1,500,000      69,721                  200,000   1,380,000     418,168

R. A. Lutz                     2003     1,550,000     1,612,000      57,010                  200,000   3,171,000      61,994
  Vice Chairman -- Product     2002     1,450,000             0      94,153   3,003,750      200,000   1,388,000      26,581
  Development; Chairman,       2001       483,333       500,000                              200,000
  GM North America; and
  Interim President, GM
  Europe

T. A. Gottschalk -- Executive  2003       929,167       850,000      52,279                   90,000   1,196,000      37,163
  Vice President, Law & Public 2002       900,000             0               1,602,000      140,000           0      19,800
  Policy and General Counsel   2001       858,000             0                               70,000     230,000      32,617

G. L. Cowger* -- Group         2003       775,000       646,000      58,718                   55,000     787,000      23,244
  Vice President & President,
  GM North America

---------------
* Mr. Cowger became an executive officer in 2003.

(1) Amounts include $22,598 (2003) for Mr. Wagoner; $26,599 (2001) and $25,288
    (2003) for Mr. Devine; $64,536 (2002) and $17,295 (2003) for Mr. Lutz;
    $16,963 (2003) for Mr. Gottschalk; and $16,207 (2003) for Mr. Cowger related to personal use of company aircraft as well as required spousal business travel.

(2) The number and value of aggregate unvested or unpaid incentive awards, including restricted stock or Performance Achievement Plan holdings of each of the Named Executive Officers to be earned over their careers as of December 31, 2003, were: Mr. Wagoner 146,710 units Common Stock ($7,834,314); Mr. Devine 227,320 units Common Stock ($12,138,888); Mr. Lutz
    135,706 units Common Stock ($7,246,700); Mr. Gottschalk 40,000 units Common Stock ($2,136,000); and Mr. Cowger 19,460 units Common Stock ($1,039,164).
    The value of the restricted stock and Performance Achievement Plan units is based on the December 31, 2003 closing stock price of $53.40 for Common Stock. Dividend equivalents are paid at the same rate as paid on the Corporation's Common Stock.

(3) Amounts reflect long-term incentive payouts under the General Motors 1997 Performance Achievement Plan, the 2002-03 Leadership Challenge Grant, and vested Restricted Stock Units for Mr. Devine valued at $937,530 and for Mr. Lutz valued at $1,288,000. The Performance Achievement Plan awards and the Leadership Challenge Grant were paid in the form of shares of the Corporation's Common Stock on January 23, 2004.

(4) These amounts include contributions by the Corporation under the various savings plans and the value of premiums paid by the Corporation with respect to term life insurance for the benefit of the respective officers. Additional information regarding the savings plans will be found in footnote
    (a) on page 11. For 2003, the respective amounts are as follows: Mr. Wagoner $65,994 savings plans, $11,000 life and accident insurance; Mr. Devine $61,994 savings plans, $16,458 life insurance, and periodic pension replacement payments totalling $385,020, as compensation for foregone non-qualified pension benefits from a previous employer; Mr. Lutz $61,994 savings plans; Mr. Gottschalk $37,163 savings plans; and Mr. Cowger $23,224 savings plans.

                           OPTION/SAR GRANTS IN 2003

     The following table shows the stock options granted to the Named Executive Officers in 2003. They were granted in a combination of non-qualified and Incentive Stock Options ("ISOs") on January 21, 2003. All options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. The ISOs expire ten years from the date of grant, and the non-qualified options expire two days later.

                                                    INDIVIDUAL GRANTS
                                ---------------------------------------------------------
                                   NUMBER OF       % OF TOTAL
                                  SECURITIES     OPTIONS GRANTED                            GRANT DATE
                                  UNDERLYING      TO EMPLOYEES     EXERCISE   EXPIRATION     PRESENT
             NAME               OPTIONS GRANTED      IN 2003        PRICE        DATE        VALUE(1)
             ----               ---------------  ---------------   --------   ----------    ----------
                                 # Shares              %           $/Share                      $
G. R. Wagoner, Jr.............      500,000               2.97        40.05      1/22/13      4,290,000
J. M. Devine..................      200,000               1.19        40.05      1/22/13      1,716,000
R. A. Lutz....................      200,000               1.19        40.05      1/22/13      1,716,000
T. A. Gottschalk..............       90,000               0.54        40.05      1/22/13        772,200
G. L. Cowger..................       55,000               0.33        40.05      1/22/13        471,900

---------------
(1) These values were determined based on the Black-Scholes option pricing model at the time of grant. The following assumptions were used in the calculation:
    *  Expected price volatility -- 35.4%;
    *  Options will be exercised in the fifth year;
    * An interest rate based on the yield of a government bond maturing five years from the date of grant (2.94%);
    *  Dividends at the rate in effect at the date of grant (4.99%);
    *  No adjustments for non-transferability.

     The fact that we use the Black-Scholes model does not necessarily mean we believe or acknowledge that it can accurately determine the value of options. The ultimate value of the option, if any, will depend on the future market price of Common Stock and the optionee's individual investment decisions, neither of which can be predicted with any degree of certainty.

                  AGGREGATED OPTION/SAR EXERCISES IN 2003 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 2003

     The following table provides information concerning the options held by each of the Named Executive Officers at the end of 2003. The year-end value is based on the closing price of Common Stock on December 31, 2003 ($53.40).

                                                                                    VALUE OF
                                                          NUMBER OF               UNEXERCISED
                                                         UNEXERCISED              IN-THE-MONEY
                                                       OPTIONS/SARS AT          OPTIONS/SARS AT
                                                      DECEMBER 31, 2003        DECEMBER 31, 2003
                            SHARES
                           ACQUIRED       VALUE         EXERCISABLE/              EXERCISABLE/
          NAME            ON EXERCISE   REALIZED        UNEXERCISABLE            UNEXERCISABLE
          ----            -----------   --------   -----------------------  ------------------------
                          # Shares          $             # Shares                      $
G. R. Wagoner, Jr.......          0             0  1,305,548  / 1,033,330    4,510,371  /  7,966,993
J. M. Devine............          0             0    533,336  /   666,664      680,006  /  3,475,994
R. A. Lutz..............          0             0    200,002  /   399,998      184,004  /  3,037,996
T. A. Gottschalk........          0             0    400,793  /   206,662    1,741,843  /  1,488,389
G. L. Cowger............          0             0    155,324  /   129,997      248,058  /    917,994

                           LONG-TERM INCENTIVE AWARDS

     The following table shows target long-term incentive award opportunities granted to Named Executive Officers in 2003. The award opportunities cover the 2003-2005 performance period and were granted under the General Motors 2002 Long Term Incentive Plan. If the minimum or threshold performance level is met or exceeded, the percentage of the target award that will eventually be paid to participants will depend on the Corporation's Total Shareholder Return ("TSR") ranking relative to other companies in the S&P 500 Composite Stock Price Index (the "S&P 500 Index") over the three-year period. If the minimum performance level is not met, no awards will be paid. Each unit in the table refers to a share of Common Stock.

                                                        ESTIMATED FUTURE PAYOUTS
                                                    UNDER NON-STOCK PRICE-BASED PLANS
                               # SHARES,     -----------------------------------------------
                               UNITS, OR     PERFORMANCE
           NAME              OTHER RIGHTS      PERIOD      THRESHOLD    TARGET      MAXIMUM
           ----              ------------    -----------   ---------    ------      -------
G. R. Wagoner, Jr..........     100,591       2003-2005     50,296      100,591     201,182
J. M. Devine...............      40,237       2003-2005     20,119       40,237      80,470
R. A. Lutz.................      40,237       2003-2005     20,119       40,237      80,470
T. A. Gottschalk...........      25,483       2003-2005     12,742       25,483      50,966
G. L. Cowger...............      19,850       2003-2005      9,925       19,850      39,700

                               RETIREMENT PROGRAM

     General Motors executives in the United States may receive benefits in retirement from both a tax-qualified plan that is subject to the requirements of the Employee Retirement Income Security Act ("ERISA") and from non-qualified plans. Together, these plans are referred to here as the "GM Salaried Program." Retired executives' tax-qualified benefits are pre-funded and are paid out of the assets of the General Motors Retirement Program for Salaried Employees; however, non-qualified benefits are not pre-funded and are paid out of the Corporation's general assets.

     Two formulas are used to calculate the total of both the tax-qualified and non-qualified retirement benefits available to eligible U.S. executives, both of which require a minimum of ten years of Part B service (however in the case of Mr. Devine, his employment agreement permits eligibility for SERP after a minimum of five years Part B service). One formula, the regular Supplemental Executive Retirement Plan ("SERP") Formula, offers benefits that are calculated based upon an average of the highest five years of salary during the last ten years of the executive's career, and also takes into account both the executive's contributory and non-contributory service to GM. These benefits are subject to an offset of a portion of the maximum Social Security Benefit available to an individual at age 65, regardless of actual receipt. The Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of SERP for such executives.

     The alternative SERP Formula determines benefits based upon average annual total direct compensation, calculated as the sum of [a] the average of the highest five years of salary in the ten years before retirement plus [b] the average of the highest five years of bonus received in the ten years preceding retirement -- each average calculated independently. The alternative SERP Formula also takes into account the executive's contributory (or non-contributory) service subject to a maximum of 35 years and provides for an offset of 100% of the maximum Social Security Benefit available to an individual at age 65. Only executives who satisfy certain criteria, including not working for any competitor or otherwise acting in any manner that is not in the best interests of the Corporation, are eligible to receive benefits calculated under the alternative SERP Formula in lieu of benefits calculated under the regular SERP Formula. If the executive is eligible for the alternative formula, total tax-qualified and non-qualified retirement benefits payable under both formulas are compared, and the executive will receive whichever retirement benefit is greater. Both the regular and alternative forms of the SERP benefit are provided under a program that is non-qualified for tax purposes and not pre-funded. Non-qualified benefits under either the regular or alternative formulas can be reduced or eliminated for both retirees and active employees by the Committee and/or the Board of Directors.

     Table I shows the estimated total of both the tax-qualified and non-qualified retirement benefits, as calculated under the regular SERP Formula (based upon an Average Annual Base Salary as of December 31, 2003), that would be paid in monthly installments as a single life annuity to GM executives retiring as early as age 62 in 2003.

     Table II shows the estimated total of both the tax-qualified and non-qualified retirement benefits as calculated under the alternative SERP Formula (based upon Average Annual Total Direct Compensation as of December 31,
2003) that would be paid in monthly installments as a single life annuity to GM executives retiring as early as age 62 in 2003.

     If an eligible executive elects to receive the retirement benefits shown in Tables I or II in the form of a 65% joint and survivor annuity, the single life annuity amounts shown in each of the tables would generally be reduced by 5% to 12%, depending upon the age differential between spouses. In addition, executives may elect to receive a portion of the non-qualified SERP benefit paid in a lump sum, calculated using mortality tables and a seven percent discount rate.

                                    TABLE I

    PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL COMPONENTS OF THE GM SALARIED PROGRAM ASSUMING EXECUTIVE'S BENEFITS ARE CALCULATED UNDER THE REGULAR
                                SERP FORMULA (a)

                                     YEARS OF CREDITED SERVICE
  AVERAGE ANNUAL      -------------------------------------------------------
    BASE SALARY          10         15         25          35          45
  --------------      --------   --------   ---------   ---------   ---------
      $                  $          $           $           $           $
       500,000         95,620    143,430      239,050     334,670     430,290
     1,000,000        195,620    293,430      489,050     684,670     880,290
     1,500,000        295,620    443,430      739,050   1,034,670   1,330,290
     2,000,000        395,620    593,430      989,050   1,384,670   1,780,290
     2,500,000        495,620    743,430    1,239,050   1,734,670   2,230,290

---------------
(a) The Average Annual Base Salary and the Years of Credited Service as of December 31, 2003, for each of the Named Executive Officers were as follows:
    Mr. Wagoner $1,807,500 (26 years); Mr. Gottschalk $836,250 (19 years); and Mr. Cowger $628,500 (37 years). Mr. Devine completed 36 months of service with the Corporation as of December 31, 2003, and his Average Annual Base Salary for such 36-month period was $1,483,333 per annum. Mr. Lutz completed 28 months of service with the Corporation as of December 31, 2003, and his Average Annual Base Salary for such 28-month period was $1,492,857 per annum. The Annual Base Salaries for the most recent year(s) considered in the calculations reported here will be found in the Summary Compensation Table on page 17 in the column labeled "Salary."

                                    TABLE II

    PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL COMPONENTS OF THE GM SALARIED PROGRAM ASSUMING EXECUTIVE'S BENEFITS ARE CALCULATED UNDER THE
                          ALTERNATIVE SERP FORMULA (a)

  AVERAGE ANNUAL                 ELIGIBLE YEARS OF CREDITED SERVICE
   TOTAL DIRECT       ---------------------------------------------------------
   COMPENSATION          10          14          21          28          35
  --------------      ---------   ---------   ---------   ---------   ---------
      $                   $           $           $           $           $
     1,125,000          146,850     214,350     332,475     450,600     568,725
     2,200,000          308,100     440,100     671,100     902,100   1,133,100
     3,275,000          469,350     665,850   1,009,725   1,353,600   1,697,475
     4,350,000          630,600     891,600   1,348,350   1,805,100   2,261,850
     5,425,000          791,850   1,117,350   1,686,975   2,256,600   2,826,225
     6,500,000          953,100   1,343,100   2,025,600   2,708,100   3,390,600
     7,575,000        1,114,350   1,568,850   2,364,225   3,159,600   3,954,875

---------------
(a) The Average Annual Total Direct Compensation and the Eligible Years of Credited Service (capped at 35 years), which may be considered in the alternative SERP calculation as of December 31, 2003, for each of the Named Executive Officers were as follows: Mr. Wagoner $4,155,500 (26 years);
    Mr. Gottschalk $1,541,917 (19 years); and Mr. Cowger $1,255,300 (35 years). Mr. Devine completed 36 months of service with the Corporation as of December 31, 2003, and his Average Annual Total Direct Compensation for such 36-month period was $3,352,000 per annum. Mr. Lutz completed 28 months of service with the Corporation as of December 31, 2003, and his Average Annual Total Direct Compensation for such 28-month period was $3,466,857 per annum. The Annual Total Average Direct Compensation for the most recent year(s) considered in the calculations reported here will be found in the Summary Compensation Table on page 17 in the columns labeled "Salary" and "Bonus." For 2002, an amount equal to the hypothetical cash value of a payout under the Annual Incentive Plan was used to calculate the average of the highest five years of bonus received in the ten years before retirement for purposes of calculating the alternative SERP Formula.

                             EMPLOYMENT AGREEMENTS

     General Motors believes that continuity in the Corporation's senior leadership group serves the Corporation best. In this regard, each Named Executive Officer has agreed that if he leaves the Corporation he will not work for a competitor for two years. In addition, like other senior executives of the Corporation, the Named Executive Officers are eligible to participate in certain incentive plans that provide for vesting upon certain change in control events.

     In December 2000, the Corporation entered into an employment agreement with John M. Devine. If the Corporation terminates Mr. Devine's employment without cause prior to December 13, 2005, the Corporation will pay him up to two years base salary and target bonus. The Corporation also agreed to replace certain supplemental pension obligations to compensate Mr. Devine for benefits from a previous employer, which were forfeited when his employment with General Motors commenced, as well as permit his eligibility for a GM Supplemental Executive Retirement Program (SERP) benefit after a minimum of five years of Part B service.

     In August 2001, the Corporation entered into an employment agreement with Robert A. Lutz for a term of three years. Under this agreement, Mr. Lutz was guaranteed a bonus of no less than $1,000,000 for the second twelve months of employment, which he waived in lieu of receipt of restricted stock units in 2002. At the time of hire, Mr. Lutz was granted restricted stock units, which will vest in equal installments during the term of the original employment agreement. In December 2002, Mr. Lutz and the Corporation extended his employment agreement through December 2005. Under this agreement, Mr. Lutz was guaranteed a bonus of no less than $500,000 for 2004.

                            PERFORMANCE PRESENTATION

     The following graph compares the five-year cumulative return to stockholders for General Motors Common Stock against the S&P 500 Composite Stock Price Index (the "S&P 500 Index") and comparator data. Each line represents an assumed initial investment of $100 on December 31, 1998, and reinvestment of dividends over the period.

     In developing the comparator data, a comparison is made with Ford Motor Company and DaimlerChrysler AG.


                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     GENERAL MOTORS COMMON STOCK, S&P 500 INDEX, FORD, AND DAIMLERCHRYSLER

                      GM
                    COMMON
              DATE   STOCK   S&P 500    FORD    CHRYSLER
              1998    100      100      100       100
              1999    126      121       94        84
              2000     91      110       78        46
              2001     90       97       55        48
              2002     71       76       34        36
              2003    109       97       57        60

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the General Motors Board of Directors (the "Committee") is a standing committee comprised of four independent directors. It operates under a written charter adopted by the Committee and approved by the Board of Directors. The Audit Committee's charter, included in this proxy statement as Exhibit A, was revised in 2004 in response to new corporate governance listing standards adopted in November 2003 by the New York Stock Exchange. The members of the Committee are Philip A. Laskawy (Chair), Kent Kresa, Alan G. Lafley, and Eckhard Pfeiffer. The Committee annually selects the Corporation's independent accountants. The Committee's selection is then submitted to the Board of Directors for its concurrence and to the Corporation's stockholders for their ratification or rejection.

     Management is responsible for the Corporation's internal control and the financial reporting processes. The independent accountants are responsible for performing an audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in its Charter, the Committee's responsibilities include monitoring and overseeing these processes.

     Consistent with its Charter responsibilities, the Committee has met and held discussions with management and the independent accountants. In this context, management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants and discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation's independent accountants have also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants' independence.

     Based upon the Committee's discussions with management and the independent accountants as described in this report and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                         Philip A. Laskawy (Chair)
                                         Kent Kresa
                                         Alan G. Lafley
                                         Eckhard Pfeiffer

                              FEES PAID TO AUDITOR

     The Corporation retained Deloitte & Touche to audit its consolidated financial statements for the year ended December 31, 2003. The Corporation and its subsidiaries also retained Deloitte & Touche, as well as other accounting and consulting firms, to provide various other services in 2003.

     The services performed by Deloitte & Touche in 2003 were pre-approved in accordance with the pre-approval policy and procedures first adopted by the Audit Committee at its August 5, 2002 meeting, and as revised more recently. This policy requires that during its first meeting of the fiscal year the Audit Committee will be presented, for approval, a description of the Audit-Related, Tax and Other services expected to be performed by Deloitte & Touche during the fiscal year. Any requests for such services in excess of $1 million not contemplated during the first meeting must be submitted to the Audit Committee (or the Chairman of the Committee in an urgent case) for specific pre-approval. Requests for services less than $1 million must be pre-approved by the Committee Chair and reported to the full Committee at its next regularly scheduled meeting. Proposed annual Audit services are approved by the Audit Committee in February each year in conjunction with the engagement of the independent auditors. Proposed Audit fees are presented to the Audit Committee in May each year for approval on an audit-year basis.

     The Audit Committee determined that all services provided by Deloitte & Touche in 2003 were compatible with maintaining the independence of the principal accountants.

     The aggregate fees billed to the Corporation in 2003 for professional services performed by Deloitte & Touche and affiliates were:

                                              $ MILLIONS
                        --------------------------------------------------------
                                   2003                           2002
                        --------------------------     -------------------------
                           GM     HUGHES   TOTAL          GM     HUGHES   TOTAL
                        -------- -------- --------     -------- -------- -------
Audit Fees.............   $35      $ 2       $37         $22      $ 3      $ 25
Audit-Related Fees.....    17        3        20          21        1        22
Tax Fees...............    15        1        16           7        2         9
                          ---      ---       ---         ---      ---      ----
  Subtotal.............   $67      $ 6       $73         $50      $ 6      $ 56
                          ---      ---       ---         ---      ---      ----
All Other Fees.........    18        1        19          33       67       100
                          ---      ---       ---         ---      ---      ----
  Total................   $85      $ 7       $92         $83      $73      $156
                          ===      ===       ===         ===      ===      ====

     On December 22, 2003, Hughes Electronics Corporation was split off from the Corporation, and GM sold all of its interest in Hughes. Beginning in 2004, the Corporation does not expect to incur any fees on Hughes' behalf.

AUDIT FEES: $37 million, comprised of $35 million-GM and $2 million-Hughes, (in 2002, $25 million: $22 million-GM and $3 million-Hughes) for the audit of the Corporation's annual consolidated financial statements, including reviews of the interim financial statements contained in the Corporation's Quarterly Reports on Form 10-Q and preparation of statutory reports. In addition, included in this category are fees for services that generally only Deloitte & Touche reasonably can provide, e.g., comfort letters, statutory audits, attest services, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

AUDIT-RELATED FEES: $20 million, comprised of $17 million-GM and $3 million-Hughes, (in 2002, $22 million: $21 million-GM and $1 million-Hughes) for assurance and related services that are traditionally performed by the independent accountant. More specifically, these services include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

TAX FEES: $16 million, comprised of $15 million-GM and $1 million-Hughes, (in 2002, $9 million: $7 million-GM and $2 million-Hughes) for services performed by the professional staff in Deloitte & Touche's tax practice. This includes fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund and tax payment-planning services. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

ALL OTHER FEES: $19 million, comprised of $18 million-GM and $1 million-Hughes, (in 2002, $100 million: $33 million-GM and $67 million-Hughes) for project management, process improvements, and assistance for systems not associated with the financial statements. A significant portion of the 2002 fees ($67 million) was for services provided for a customer satisfaction process reengineering project at Hughes, which is now complete.

                                   ITEM NO. 2

     The Sarbanes-Oxley Act provides that each corporation's audit committee is directly responsible for appointing the independent public accountants. The General Motors Bylaws provide in addition that the selection of the independent public accountants shall be submitted to the stockholders at the annual meeting for their ratification. The Audit Committee (the "Committee") has selected Deloitte & Touche as GM's independent accountants for 2004, and the Board of Directors has concurred with that selection. If the stockholders do not ratify the Committee's selection of Deloitte & Touche, the Committee will endeavor to appoint other accountants. Because of the difficulty and expense of making any change in public accountants beginning mid-year, however, it is likely that the Committee would not select new public accountants immediately.

     Deloitte & Touche is considered well qualified, and has offices or affiliates in or near most locations in the U.S. and other countries where General Motors operates. Deloitte & Touche rotates its audit partners assigned to audit General Motors at least once every five years.

     Representatives of Deloitte & Touche will attend the annual meeting and will have the opportunity to make any statement they wish. They will also be available to answer questions that you may have.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS, AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 2004. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave. N.W., Suite 215, Washington, DC 20037, owner of approximately 102 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

        "RESOLVED: 'That the Board of Directors take the necessary steps so that NO future NEW stock options are awarded to ANYONE, nor that any current stock options are repriced or renewed (unless there was a contract to do so on some).

        REASONS: 'Stock option awards have gone out of hand in recent years, and analysts MIGHT inflate earnings estimates, because earnings, affect stock prices and stock options.

        There are other ways to 'reward' executives and other employees, including giving them actual STOCK instead of options.

        Recent scandals involving CERTAIN financial institutions have pointed out how analysts CAN manipulate earnings estimates and stock prices,

        'If you AGREE, please vote YOUR proxy FOR this resolution.'

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     General Motors has granted stock options as a component of executive compensation for many years. This incentive compensation tool is intended to focus executives on the long-term performance of GM stock and further align their interests with those of GM stockholders.

     Management strongly endorses continuing to make stock option grants to eligible executives as an incentive to produce long-term, sustained stock price appreciation. Eliminating this important tool is inconsistent with compensation practices followed by the Corporation's major comparator group and could place it at a disadvantage in recruiting and retaining senior executives. Management constantly reviews competitive compensation practices with our peers in determining the various elements of pay and will make changes or modify plans as needed. GM has historically used a balanced approach in the granting of stock options, particularly with regard to grants to Named Executive Officers. Grants to members of this group have always been reasonable and appropriately competitive. The current Stock Incentive Plan was approved in 2002 by 82% of stockholders voting and explicitly prohibits repricing underwater options without stockholder consent. As has been the case with all executive stock option plans in GM's history, all future plans will be submitted to stockholders for approval.

     Financial reporting systems at GM provide full and accurate information to the investing public and serve to discourage the types of behavior suggested in the proposal regarding earnings and stock price manipulation. As a normal business practice, GM continues to evaluate and strengthen our already stringent audit controls as appropriate. In addition to the complete disclosure on stock option grants annually included in our proxy statement, GM began expensing compensation costs for all stock option grants in 2003 as noted on page 15 of this report. This provides our stockholders with complete clarity on GM executive stock options.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Robert D. Morse, 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of approximately 600 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        "Management and Directors are requested to consider deleting all rights, options, SAR's and severance payments to top Management after expiration of existing plans or commitments. This does not apply to plans for lesser Managers or employees whom are offered reasonable options bonuses."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The 2002 Long-Term Incentive Plan and the 2002 Stock Incentive Plan (described on pages 15-16) that were approved by stockholders allow the Executive Compensation Committee to grant equity-based long-term incentive awards, stock option grants, and grants of restricted stock units to executives of the Corporation through May 31, 2007. Long-Term Incentive Plan awards are generally granted to senior executives and provides for awards at threshold performance based on GM's Common Stock price appreciation compared to the S&P 500 Index performance over a three-year period. LTIP awards are valued and paid in shares of stock and are subject to retention guidelines consistent with GM's stock ownership guidelines described on page 14 of this proxy statement.

     Stock options form another long-term variable pay component of GM's total compensation program and are an important retention tool. Among those eligible under this Plan are members of senior management. We grant options with an exercise price equal to the fair market value on the date of grant, which allows executives to benefit from these grants only after (i) their options have become fully exercisable over a three-year period and (ii) our stock price has appreciated from the date the options were granted, thus aligning the interests of our executives with those of stockholders. The options provide an additional incentive to improve corporate performance over the long-term as they carry 10-year terms. Although GM views the granting of stock options as an important incentive tool, only a limited number of shares are available to grant under this plan to prevent excessive dilution of General Motors stock. Grants of restricted stock units are generally limited to new hires or certain situations to address retention concerns.

     This proposal would effectively prohibit the Compensation Committee from providing anything but annual cash salary to senior executives. By design, cash compensation for senior executives comprises only a small component of pay. The greater portion of these executives' total compensation is equity-based and specifically designed to enhance the link between individual performance and corporate performance, thereby encouraging executives to make decisions consistent with long-term value creation important to both the Corporation and our stockholders. The Committee believes that equity is and should remain a critical component of the executive compensation structure.

     We have designed our compensation program for senior executives with the specific goal of attracting, retaining, and encouraging the development of exceptionally talented and experienced executives, while offering compensation that is competitive in relation to current market practices in order to maintain a stable, highly-motivated management team. Eliminating this important tool is inconsistent with compensation practices followed by the Corporation's peer companies and could place it at a substantial competitive disadvantage in recruiting and retaining senior executives. Management regularly reviews competitive compensation practices in determining the various elements of pay and will make changes or modify plans as needed. Stockholders will have an opportunity no later than the 2007 annual meeting to vote on whether the Corporation continues to grant stock options.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of approximately 525 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        "RESOLVED: Shareholders request that our Board of Directors amend the By-Laws to require that an independent director, according to the 2003 Council of Institutional Investors definition, serve as chairman of the Board of Directors.

        The primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. I believe that separating the roles of Chairman and CEO will promote greater management accountability to shareholders and lead to a more objective evaluation of the CEO. An independent Chairman can enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

        Recent corporate scandals have focused attention on the issue of board independence and the need for an independent board chairman. According to The Wall Street Journal, 'in a post-Enron world of tougher corporate-governance standards, the notion of a separate outside chairman is gaining boardroom support as a way to improve monitoring of management and relieve overworked CEOs' ('Splitting Posts of Chairman, CEO Catches on With Boards,' November 11, 2002).

        How can one person, serving as both Chairman and CEO, effectively monitor and evaluate his or her own performance? A blue-ribbon commission of the National Association of Corporate Directors recently observed 'it is difficult for us to see how an active CEO, already responsible for the operations of the corporation, can give the time necessary to accept primary responsibility for the operations of the board.'

        In January 2003 the Conference Board said, 'Typically, the CEO is a member of the board, but he or she is also part of the management team that the board oversees. This dual role can provide a potential for conflict, particularly in those cases in which the CEO attempts to dominate both the management of the company and the exercise of the responsibilities of the board.'

        The Conference Board added that it was 'profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance.'

        I believe that an independent director serving as Chairman can help ensure the objective functioning of an effective board. Conversely, I fear that combining the positions of Chairman and CEO may result in a passive and uninvolved board that rubber-stamps the CEO's own decisions.

        I believe our 2003 Directors' position statement on this topic was weak and may indicated a deeper problem of unwillingness to consider changing the status quo. It was based on a thinly unsupported 'should' and a desire for 'flexibility.' It seemed to argue the fallacy that once our Directors recognize their duty that this recognition is largely a guarantee of acting accordingly. I believe the Enron Directors thoroughly recognized their duty.

                           Independent Board Chairman
                                   Yes on 5"

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board believes that it would not be in the best interests of the Corporation and its stockholders to adopt a Bylaw requiring that an independent director serve as Chairman of the Board. The Board of Directors, a substantial majority of whom are independent, has been, and continues to be, a strong proponent of independent leadership at the Board level. The Board fully recognizes that independence from management is a prerequisite to fulfilling its duty, as set forth in its Corporate Governance Guidelines, "to regularly monitor the effectiveness of management policies and decisions including the execution of its strategies." Further, the independent directors of the Board meet in executive sessions at least twice each year without management present and comprise all five standing committees of the Board. The Chair of the Directors and Corporate Governance Committee acts as presiding director at these executive sessions and has other duties as noted on page 5 of this proxy statement. The presiding director is responsible for advising the Chairman and Chief Executive Officer of decisions reached, and suggestions made, at these sessions. With regard to the question whether the Chairman and CEO roles should be separated, the Board's Corporate Governance Guideline 5 states:

     The Board should be free to make this choice any way that seems best for the Company at a given point in time. Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee.

     The Board values its flexibility to select the type of leadership structure best able to meet the Corporation's needs based on the individuals available and circumstances at the time. The Board has exercised this flexibility over the past decade, electing at various times an independent Chairman, an employee Chairman separate from the Chief Executive Officer, and a single individual who was Chairman and Chief Executive Officer. Similarly, at times the Chief Executive Officer has been the only employee director; at other times, one or two additional officers have served as directors. Amending the Bylaws as proposed would deprive the Board of the flexibility to select a Chairman who at the time of the decision is the most qualified individual to lead the Board.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Ray T. Chevedden, 5965 S. Citrus Ave., Los Angeles, CA 90043, owner of approximately 2,000 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        "RESOLVED: Shareholders request a by-law for our Board of Directors to nominate only strictly independent directors to our key Board Committees: Audit, Compensation and Nomination. This includes the nomination of an appropriate number of strictly independent directors to the full board in order that independent director candidates will be available for nomination to our key board committees.

        I believe that Directors can be compromised if Directors have links to our company besides service as a director. Example of potentially compromising links include financial, family and philanthropic links.

        'If you compromise the independence of the board, you compromise the single most important safety net a company has,' said Sarah Teslik, executive director of the Council of Institutional Investors. Arthur Levitt, Chairman of the SEC from 1993 to 2001 said, 'Outside board members should be free of connections or business interests that make them feel beholden to the CEO . . .'

        The standard of independence requested is that of the Council of Institutional Investors director independence standard updated Sept. 4, 2003.

        'A director will not generally be considered independent if he or she:
        a) is, or in the past five years has been, employed by the corporation or an affiliate in an executive capacity;
        b) is, or in the past five years has been, an employee or owner of a firm that is one of the corporation's or its affiliate's paid advisers or consultants (including law firms, accountants, insurance companies and banks).
        c) is, or in the past five years has been, employed by a significant customer or supplier;
        d) has, or in the past five years has had, a personal services contract with the corporation, its chairman, CEO or other executive officer or any affiliate of the corporation;
        e) is, or in the past five years has been, an employee, officer or director of a foundation, university or other non-profit organization that receives significant grants or endowments from the corporation or one of its affiliates;
        f) is, or in the past five years has been, a relative of an executive of the corporation or one of its affiliates;
        and
        g) is, or in the past five years has been, part of an interlocking directorate in which the CEO or other executive officer of the corporation serves on the board of another corporation that employs the director.'
             Source: www.cii.org and www.cii.org/corp_governance.asp.

        I believe that Item e) non-profit links - is particularly important because companies frequently fail to publish non-profit links. I challenge our Directors to publish the non-profit links of each individual Director in our directors' response to this proposal.

        I believe that, due to the series of corporate scandals that began with Enron, there is an increased need to require strict independence for directors particularly on the key board committees.

               Only Independent Directors on Key Board Committees
                                   Yes on 6"

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors has been, and continues to be, a strong proponent of board independence, and has already taken effective measures to ensure that all of its Committees are composed exclusively of independent directors. General Motors' widely acclaimed Guidelines on Significant Corporate Governance Issues were adopted by the Board in January 1994, and revised in May 2003, to state in Item 27: "Committee memberships on all the committees will consist only of independent Directors," as defined in Bylaw 2.11. The only difference between the Corporation's current policy and the proposal would be in how "independent" is defined. Section 2.11 of the GM Bylaws gives this definition of "independent":

     (c) A director who qualifies as independent under any definition or standard of "independence" adopted by the Securities and Exchange Commission or the New York Stock Exchange.

     The Council of Institutional Investors' independent director definition states, "an independent director is someone whose only nontrivial professional, familial, or financial connection to the corporation, its chairman, CEO or another executive officer is his or her directorship." Since the definition does not define "nontrivial," for a company like GM that maintains scores of business relationships attempting to comply with such an indefinite requirement would be unduly burdensome and could impair the Corporation's ability to attract the best possible directors to its Board. The more concrete, precise definition of "independent" now set forth in GM's Bylaws is consistent with definitions used by many major institutional investors, stockholder advisors, and the New York Stock Exchange and the Securities and Exchange Commission.

     The Directors and Corporate Governance Committee and Board have carefully reviewed all directors' relationships to GM -- both business and non-profit memberships -- and have concluded that all directors except for Mr. Wagoner are independent and free of all connections or business interests that could impair their judgment. Further, none of the directors has any material relationships with GM nor has GM made any significant grants to non-profit organizations for which they serve as a director.

     Since May 2003, the Board's standing committees have been composed solely of independent directors as defined by Section 2.11 of the GM Bylaws. Thus, the Board of Directors believes that the goal of this proposal has already been achieved and that the proposal is therefore unnecessary and not in the best interests of the stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 7

     The Community of the Sisters of St. Dominic of Caldwell, NJ, 52 Old Swartswood Station Road, Newton, NJ 07860-5103, owners of approximately 75 shares of Common Stock, and other filers have given notice that they intend to present for action at the annual meeting the following resolution:

        "Whereas:

        Passenger cars and light trucks account for one-fifth of all annual U.S. greenhouse gas emissions linked to global climate change.

        As of the model year 2002, the General Motors passenger vehicle fleet bore the largest 'carbon burden' of automakers in absolute terms. Additionally, the average vehicle sold by our company produces more carbon than the industry average.

        Worldwide consensus that greenhouse gas (GHG) emissions need to be reduced continues to grow, with many countries, the European Union, and some U.S. states beginning to limit these carbon emissions, thereby requiring automakers to adopt technologies that reduce GHG emissions from their products. New fuel-efficiency standards have recently been approved in China, the fastest-growing passenger car market in the world, and are far more stringent than any U.S. standard. Failure by U.S. vehicle manufacturers to adopt technologies to lower GHG emissions may therefore undermine competitive positioning of our products within U.S. markets and exports to climate-conscious economies.

        A World Resources Institute report indicates that the ability to reduce GHG emissions from vehicles may be indicative of future profitability. On the upside, concerns about climate change may create substantial new opportunities for proactive firms capable of meeting demand for cleaner, more efficient technologies in the global marketplace.

        Vehicles offered by competitors Honda and Toyota emit less carbon because they offer better-than-average fuel economy. Moreover, these companies have been moving quickly to introduce advanced technology vehicles to consumers. Toyota successfully introduced hybrid vehicles three model years ago, and has already moved to the second generation of hybrid technology. Toyota has outpaced the U.S. companies on car sales, and has substantially increased its share in the light truck market.

        General Motors is investing heavily in advanced technologies such as hybrids and hydrogen fuel cells and is also planning to bring some advanced technologies and some improved conventional technologies to market in select products. However, GM has not reported to investors their expectations for reductions in GMs overall carbon burden or their ability to meet near- and long-term emerging global competitive and regulatory scenarios.

        We believe that commercial production of these advanced technologies could invigorate the supply chain and product sales for the domestic auto industry as it transforms from a 20th to 21st century technology base.

        Resolved: that the Company report to shareholders (at reasonable cost and omitting proprietary information) by August 2004: (a) performance data from the years 1994 through 2003 and ten-year projections of estimated total annual greenhouse gas emissions from its products in operation; (b) how the company will ensure competitive positioning based on emerging near and long-term GHG regulatory scenarios at the state, regional, national and international levels; (c) how the Company can significantly reduce greenhouse gas emissions from its fleet of vehicle product (using a 2003 baseline) by 2013 and 2023."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     As a full-line vehicle manufacturer, we offer a range of competitive vehicles to meet the needs of consumers. In the conduct of our business, we take steps to reduce the environmental aspects of our products and operations, consistent with the GM Environmental Principles. CO2 emissions from cars and light duty trucks in the United States are determined by a number of factors, including what products customers select and how they choose to use them, as well as other factors such as infrastructure, transit alternatives, land use, and traffic patterns.

     The relative performance of various automakers in terms of meeting customers' needs with fuel efficient products is best measured by "Like-Model Vehicle Comparisons" which consider similar product offerings by each competitor in terms of vehicle size, engine displacement, number of cylinders, type of transmission, and drivetrain. GM has product entries in 122 of the 172 industry car, truck, van, and sport utility 2004 model year comparisons and leads in fuel economy in 77, or 63% of all comparisons where we have a competing product. For comparison, Toyota is ahead in 27 out of 63 comparisons, or 43% of comparisons where it has a competing product, and Honda is ahead in 9 out of 26 comparisons, or 35% of comparisons where it has a competing product.

     Under such analysis, GM is a leader both in the total number of car and truck comparisons with the best fuel economy, and in terms of the percentage of leaders in the segments in which we offer products.

     We continue to improve the fuel efficiency of our vehicles, even as we add more safety features and customer convenience options, enhance utility and performance, and reduce emissions from our products. We are introducing fuel-saving technologies such as Displacement-on-Demand and continuously variable transmissions to our conventional powertrains. We are focusing our hybrid offerings where the technology will make the most impact -- on higher fuel-consuming vehicles. We are now producing and selling hybrid bus powertrain systems that can improve fuel economy by up to 60% compared to the conventional buses they are replacing. We are also bringing hybrids to one of the most popular mass market vehicle segments by producing and selling the industry's first hybrid pick-up truck. We also will be introducing additional hybrid models over the coming years. We are a leader in pioneering work on fuel cells, which offer an opportunity to essentially eliminate CO2 and other air emissions from motor vehicles, when hydrogen from renewable sources is available. This is a balanced approach to marketplace competitiveness and environmental responsibility through technological leadership.

     Information on the fuel economy of our products is publicly available. Reports of the sort proposed would be of little value, since they would depend on a host of variables, speculative assumptions, and market forces which manufacturers alone do not control. We believe that with our current leadership in fuel economy on a model-to-model basis and our technology plan, GM is positioned to perform strongly in the marketplace while continuing to do our part in addressing environmental issues.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 7. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 8

     Lucy M. Kessler, 7802 Woodville Road, Mt. Airy, MD 21771, owner of approximately 200 shares of Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

        "RESOLVED: Shareholders request that our Board of Directors seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 200% of the sum of the executive's base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with golden parachute or severance provisions.

        This includes that golden parachutes not be given for a change in control or merger which is approved but not completed. Or for executives who transfer to the successor company. This proposal would include to the fullest extent each golden parachute that our Board has or will have the power to grant or modify.

        Our company would have the flexibility under this proposal of seeking approval after the material terms of a golden parachute were agreed upon.

             In the view of certain institutional investors . . .
        Golden parachutes have the potential to:
             1) Create the wrong incentives
             2) Reward mis-management

        A change in control can be more likely if our executives do not maximize shareholder value. Golden parachutes can allow our executives to walk away with millions even if shareholder value languishes during their tenure.

             54% Shareholder Support
        The 17 shareholder proposals voted on this topic in 2003 achieved an impressive 54% average supporting vote based on yes and no votes cast.

        The potential magnitude of golden parachutes for executives was highlighted in the failed merger of Sprint (FON) with MCI WorldCom. Investor and media attention focused on the estimated $400 million payout to Sprint Chairman William Esrey. Almost $400 million would have come from the exercise of stock options that vested when the deal was approved by Sprint's shareholders.

        Another example of questionable golden parachutes is the $150 million parachute payment to Northrop Grumman executives after the merger with Lockheed Martin fell apart. Kent Kresa, now a GM director, was then Chairman of Northrop Grumman.

             Independent Support for Shareholder Input on Golden
        Parachutes
        Institutional investors recommend companies seek shareholder approval for golden parachutes. For instance the California Public Employees Retirement System (CalPERS) said, 'shareholder proposals requesting submission of golden parachutes to shareholder vote will always be supported.' Also, the Council of Institutional Investors www.cii.org supports shareholder approval of golden parachutes.

                 Shareholder Input regarding Golden Parachutes
                                   YES ON 8"

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Executive Compensation Committee, an independent Board committee of non-employee directors, oversees compensation and benefit matters. The Corporation's executive compensation programs are designed to attract and retain highly qualified executives and motivate them to focus on stockholder returns. These programs, which have been developed to be competitive with compensation packages offered by other comparable employers, link a significant portion of executive compensation to performance and to total stockholder return and are fully explained in the Executive Compensation Committee report beginning on page 13 of this proxy statement. The Committee fully recognizes its responsibility to make thoughtful compensation decisions in a manner it believes to be in the best interest of the Corporation and its stockholders.

     The Corporation's use of separation agreements is very limited. All such agreements with Named Executive Officers are described on page 21 of this proxy statement. The Executive Compensation Committee devotes considerable time and effort to compensation issues, including establishing the appropriate balance among the various objectives of the program. The Committee believes that it is ultimately in the stockholders' best interest that responsibility for this process continues to be vested in the Committee rather than being preempted by rigid and arbitrary limitations, such as that reflected in the proposed resolution.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 8. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 9

     Thomas A. Hirsch, 257 E. 151st Street, Cleveland, OH 44110, owner of approximately 983 shares of Common Stock, has given notice that he intends to present for action at the annual meeting the following resolution:

        "RESOLVED: Shareholder request that our board of directors adopt a policy for senior executives and directors to commit to hold throughout their tenure at least 50% of all General Motors shares that they obtain by exercising stock options. This would include each option plan that our Board has the power to modify accordingly. A senior executive would be any employee who earns more than $500,000 a year in total compensation.

        Since the accounting scandals at Enron, Worldcom and other companies, the role of stock options in executive pay has become more controversial. Stock options can provide incentives to senior executives which conflict with the interests of regular stockholders. Stock option grants promise executives all the gain of stock price increases yet none of the risk of stock price declines. For this reason, stock options can encourage action to boost short-term stock price at the expense of long-term shareholder value.

        This resolution proposes to align director and executive interests with those of regular shareholders: By asking our directors and executives to commit to hold at least 50% of all General Motors stock that they obtain by exercising options for as long as they remain directors or executives. This policy seeks to decouple executive and director compensation from short-term price movements. This is designed to encourage greater emphasis on long-term gain while giving directors and executives the flexibility to sell up to 50% of such holdings.

        I believe that adopting this policy would be a good way to assure shareholders that our directors and senior executives are committed to the long-term growth of General Motors and not merely on market-timing and short-term gains.

        I urge you to vote FOR this resolution.

                     Retain Stock Obtained through Options
                                   Yes on 9"

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Beginning in 2003, General Motors' compensation for non-employee directors is comprised of an annual retainer of which 70% is provided in the form of deferred restricted stock units that must be held until retirement. Additionally, GM directors must hold three times their annual retainer in Common Stock and cannot sell any shares owned outright until retirement. The exercise of stock options granted prior to their elimination from the compensation plan in 2003 is excluded.

     The 2002 Stock Incentive Plan, under which executive option grants are made, provides for 10-year options that become exercisable in one-third increments over the first three years. Thus, option awards are not fully exercisable for at least three years from the date of the grant. General Motors has had Stock Ownership Guidelines in place for its executives since 1993. Under these guidelines, executives are required to hold amounts ranging from one times annual salary to five times annual salary, depending on their position. Management strongly endorses these requirements while providing executives the latitude by which they achieve their individual threshold requirements. Individual stockholdings may be increased through a variety of ways, including option exercises, retention of other stock-based incentive shares, deferrals to stock accounts under the Deferred Compensation Plan, purchases in the open market, and in employer-sponsored savings plans. While the Plan does not require holding shares following a stock option exercise, until senior executives are fully in compliance with the guidelines, a minimum of 100% of the net after-tax shares received from an option exercise must be retained.

     We believe these policies, taken together, provide a rigorous framework that encourages stock ownership and a focus on long-range strategic management of the business.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 9. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

OTHER MATTERS

     The enclosed proxy gives the Proxy Committee discretionary authority to vote your shares in accordance with its best judgment with respect to all additional matters that might come before the annual meeting.

     IF YOU VOTE BY MAIL, WE ENCOURAGE YOU TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY CARD. YOU DO NOT NEED TO MARK ANY BOXES IF YOU WISH TO VOTE ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS; JUST SIGN, DATE, AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. IF YOU VOTE THROUGH THE INTERNET OR BY TELEPHONE, SIMPLY FOLLOW THE INSTRUCTIONS ON THE PROXY CARD. THANK YOU FOR YOUR COOPERATION AND YOUR PROMPT RESPONSE.

                                           By order of the Board of Directors,

                                                       Nancy E. Polis, Secretary

April 21, 2004

                                                                       EXHIBIT A
                           GENERAL MOTORS CORPORATION
               AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

PURPOSE

      The Audit Committee's primary function is assisting the GM Board with its responsibility for overseeing the integrity of GM's financial statements, GM's compliance with legal and regulatory requirements, the qualifications and independence of the independent accountants and the performance of GM's internal audit department and independent accountants.

      In carrying out this function, the Committee shall independently and objectively monitor the performance of GM's financial reporting processes and systems of internal controls; review and appraise the audit efforts of GM's independent accountants and internal audit group; provide for open, ongoing communications concerning GM's financial position and affairs between the Board and the independent accountants, GM's financial and senior management, and GM's internal audit department; review GM's policies and compliance procedures regarding ethics; prepare the Audit Committee Report for the annual proxy statement; and report regularly to the Board regarding the execution of its duties.

MEMBERSHIP

      The Committee shall be composed of three or more directors as determined by the Board. The duties and responsibilities of a Committee member are in addition to those required of a director. Each Committee member shall be an independent director as determined in accordance with the Corporation's Bylaws and as defined by all applicable laws and regulations. All members of the Committee shall be "financially literate" and the Committee will have at least one member qualified as an "audit committee financial expert" as defined by applicable regulations.

MEETINGS

      The Committee shall meet approximately six times annually. Periodically, it shall meet in executive sessions with management, the General Auditor, the independent accountants, and other GM management members. Annually, it shall meet at its discretion with representatives of GM's major subsidiaries regarding their systems of internal control, results of audits, and integrity of financial reporting. The Committee shall periodically meet in executive session absent GM management.

      The Committee shall maintain independence both in establishing its agenda and directly accessing management of GM and its subsidiaries. Annually, the Committee will reassess the adequacy of this charter, evaluate its performance, and report these and other actions to the Board of Directors with any recommendations.

RESPONSIBILITIES AND DUTIES

      Financial management is responsible for preparing financial statements and related disclosures and communications; the Committee's primary responsibility is oversight. To carry out this responsibility, the Committee shall undertake the following common recurring activities:

FINANCIAL STATEMENTS

     * Discuss with management and the independent accountants the annual audited financial statements and quarterly financial statements prior to filing including Management's Discussion and Analysis of Financial Condition and Results of Operations, GM's earnings announcements as well as financial information and earnings guidance provided to analysts and rating agencies (NYSE), and the results of the independent accountants' reviews; these discussions may be general, covering types of information to be disclosed and the type of presentation to be made, and need not take place in advance. The Committee may be represented by the Chair or a subcommittee to review earnings announcements.

     * Review critical accounting policies, financial reporting and accounting standards and principles (including significant changes to those principles or their application), and key accounting decisions and judgments affecting the Corporation's financial statements. The review shall include the rationale for such choices and possible alternative accounting and reporting treatments.

     * Review the effect of regulatory initiatives and unusual or infrequently occurring transactions, as well as off-balance sheet structures, on the financial statements.

     * Review with the independent accountants difficulties in performing the audit or disagreements with management.

     * Review GM's financial reporting processes, including the systems of internal control, and the independent accountants' audit of GM's internal controls.

     * Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     * Review any disclosure of significant deficiencies in the design or operation of internal controls and any special audit steps adopted.

INDEPENDENT ACCOUNTANTS

     * Select, evaluate, and, if appropriate, terminate or replace the independent accountants. (The Committee's selection shall be annually submitted to the Board for approval and to the stockholders for ratification.) The independent accountants are accountable to the Committee. The Committee shall approve the audit engagement and pre-approve any other services to be provided by the independent accountants.

     * Annually review reports by the independent accountants describing: their internal quality control procedures; any material issues raised by the most recent internal quality control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent accountants and GM.

     * Ensure that rotation of the independent accountants' audit partners satisfies regulatory requirements, and set policies about hiring current or former employees of the independent accountants.

     * Review and discuss with the independent accountants the annual statement required by the Independence Standards Board (ISB) Standard No. 1.

     * Review and discuss the scope and plan of the independent audit.

INTERNAL AUDIT

     * Review the performance of the internal audit department including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the results of internal audits. Review and concur in the appointment and dismissal of the General Auditor.

LEGAL, COMPLIANCE, AND RISK MANAGEMENT

     * Establish procedures for reviewing and handling complaints or concerns received by GM regarding accounting, internal accounting controls, or auditing matters, including enabling employees to submit concerns confidentially and anonymously, and review management's disclosure of any frauds that involve management or other employees who have a significant role in internal control.

     * Review procedures and compliance processes pertaining to corporate ethics and standards of business conduct as embodied in GM's policy, Winning With Integrity: Our Values and Guidelines for Employee Conduct.

     * Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditors or the independent accountants.

     * Review the assessment of management regarding compliance with laws and regulations designated by the Federal Deposit Insurance Corporation
       (FDIC) as being essential for safety and soundness, compliance with regulations of the Office of the Comptroller of the Currency (OCC) relating to fiduciary activities, and compliance with other regulatory authorities.

     * As the Qualified Legal Compliance Committee (QLCC), review and discuss any reports received from attorneys with respect to securities law violations and/or breaches of fiduciary duties which were reported to the General Counsel or the Chief Executive Officer and not resolved to the satisfaction of the reporting attorney.

     * Discuss policies with respect to risk assessment and risk management, including GM's major financial and accounting risk exposures and the steps undertaken to control them.

      The Committee may diverge from this list as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee will perform such other functions as necessary or appropriate under law, stock exchange rules, GM's certificate of incorporation, and Bylaws, and the resolutions and other directives of the Board. The Committee may obtain advice, assistance, and investigative support from outside legal, accounting, or other advisors as it deems appropriate to perform its duties, and GM shall provide appropriate funding, as determined by the Committee, for any such advisers.

[GM LOGO]
                               2004 ANNUAL MEETING
                                  Hotel du Pont
                              11th & Market Streets
                              Wilmington, Delaware

                                     [MAP]

Complimentary self-parking is available at Hotel du Pont Car Park located on Orange Street at the corner of 12th Street (parking vouchers will be provided to stockholders at the meeting). The hotel's valet parking service is available for a non-reimbursable charge.

                              GENERAL DIRECTIONS

                        FROM PHILADELPHIA ON I-95 SOUTH

1. Take I-95 South to Exit 7A marked "52 South, Delaware Avenue."
2. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. For complimentary self-parking, turn left on Orange Street. Car Park is on the left.

                          FROM BALTIMORE ON I-95 NORTH

1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."
2. From right lane, take Exit 7 onto Adams Street.
3. At the third traffic light, turn right onto 11th Street.
4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. For complimentary self-parking, turn left on Orange Street. Car Park is on the left.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

RESULTS OF THE ANNUAL MEETING

Final certified results of voting at the annual meeting will be available on GM's Web site, WWW.GM.COM. To obtain a transcript of the meeting, stockholders should write to GM Fulfillment Center, MC 480-000-FC1, 1346 Rankin, Troy, MI 48083.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

VISIT GM ON THE INTERNET
Explore the world of General Motors products and services on our Web site, www.gm.com. Surf our home page to learn about "The Company," our "Automotive" brands, and "Services." From the home page, you can access our many brand Web sites to discover the GM product or service that's just right for you.

[Recycle logo]  Printed on recycled paper                             4000-PS-04

              2004 ANNUAL MEETING OF STOCKHOLDERS ADMISSION TICKET
                    Wednesday, June 2, 2004, 9 a.m. local time
           Hotel du Pont, 11th & Market Streets, Wilmington, Delaware

                                     [Map]

            PLEASE BRING GOVERNMENT-ISSUED PHOTOGRAPH IDENTIFICATION
                   TO PRESENT FOR ADMITTANCE TO THE MEETING.

Complimentary self-parking is available at Hotel du Pont Car Park located on Orange Street at the corner of 12th Street (parking vouchers will be provided to stockholders at the meeting). The hotel's valet parking service is available for a non-reimbursable charge.

                               GENERAL DIRECTIONS

                        From Philadelphia on I-95 South

1.   Take I-95 South to Exit 7A marked "52 South, Delaware Avenue."
2. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. For complimentary self-parking, turn left on Orange Street, Car Park is on the left.

                          From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."
2.   From right lane, take Exit 7 onto Adams Street.
3.   At third traffic light, turn right onto 11th Street.
4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. For complimentary self-parking, turn left on Orange Street, Car Park is on the left.

      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.
--------------------------------------------------------------------------------


                           GENERAL MOTORS CORPORATION
                         PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
           HOTEL DU PONT, 11TH & MARKET STREETS, WILMINGTON, DELAWARE
                    WEDNESDAY, JUNE 2, 2004, 9 A.M. LOCAL TIME

The undersigned authorizes G. Richard Wagoner, Jr., John M. Devine, and
Robert A. Lutz, and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Directors: (01) P. N. Barnevik,
(02) J. H. Bryan, (03) A. M. Codina, (04) G. M.C. Fisher, (05) K. Katen,
(06) K. Kresa, (07) A. G. Lafley, (08) P. A. Laskawy, (09) E. S. O'Neal,
(10) E. Pfeiffer, and (11) G. R. Wagoner, Jr.*; upon the other Items shown on the reverse side, which are described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2004 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This card also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. IF YOUR REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

             TO VOTE BY INTERNET OR TELEPHONE -- SEE REVERSE SIDE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

*Numbers refer to Director nominee telephone voting codes.

                                                             2004 ANNUAL MEETING
                                                                ADMISSION TICKET
GENERAL MOTORS CORPORATION                                This ticket will admit
c/o EquiServe Trust Company, N.A.                     stockholder and one guest.
P.O. Box 8694                                                (See reverse side.)
Edison, NJ 08818-8694


                      VOTE BY INTERNET, TELEPHONE OR MAIL.
       IF YOU VOTE BY INTERNET OR TELEPHONE, DO NOT MAIL THE PROXY CARD.

                        --------------------------------

                        --------------------------------

                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

VOTE-BY-INTERNET

1.   Log on to the Internet and go to www.eproxyvote.com/gm.
2.   Follow the steps outlined on the secured Web site.

OR

VOTE-BY-TELEPHONE

1. Call toll-free 1-877-779-8683. Outside continental United States or Canada, call collect at 1-201-536-8073.
2.   Follow the recorded instructions.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------
                                                                          4000
PLEASE MARK   /X/
VOTES AS IN
THIS EXAMPLE

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2
                           AND "AGAINST" ITEMS 3-9.

                This proxy/voting instruction card will be voted
                   "FOR" Items 1-2 if no choice is specified.

GM PROPOSALS                                    FOR              WITHHELD
1. Election of Directors                        / /                / /


------------------------------------------------
For, EXCEPT vote withheld from above nominee(s)

                                                FOR       AGAINST      ABSTAIN
2. Ratify selection of independent
   accountants                                  / /         / /          / /

                This proxy/voting instruction card will be voted
                "AGAINST" Items 3-9 if no choice is specified.

STOCKHOLDER PROPOSALS                           FOR       AGAINST      ABSTAIN
3. Eliminate awarding, repricing, or
   renewing stock options                       / /         / /          / /

4. Eliminate options, SARs, and
   severance payments                           / /         / /          / /

5. Require an independent chairman separate
   from chief executive officer                 / /         / /          / /

6. Appoint independent directors to key
   Board committees                             / /         / /          / /

7. Report on greenhouse gas emissions          / /         / /          / /

8. Approve "golden parachutes"                  / /         / /          / /

9. Require senior executives and directors
   to retain stock obtained by exercising
   options                                     / /         / /          / /


Signature(s): ___________________________________    Date _________________ 2004

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please add your title if you are signing as attorney, administrator, executor, guardian, trustee, or in any other representative capacity.
                                                                SEE REVERSE SIDE

[Logo]EquiServe                                                 V O T E
                                                              -----------
                                                              B Y   N E T


VOTE BY NET

    GM
    --

STEP 1

Welcome to the EquiServe online voting wizard!

Just follow a few simple steps to complete the secure online voting process:

Authentication:        Login using your authentication number

Delivery Preference:   Set up future delivery of your annual meeting materials

Voting:                Vote your proxy and receive your confirmation online

Options: View and/or print an admission ticket for annual meeting and review other options

If you have shares in more than one account, you may have received more than one proxy card or e-mail notification for the annual meeting materials, each with a specific authentication number. These proxies must be voted one at a time. To get started now, login below and click "Continue."

Step 1: Authentication

Enter the authentication number printed on your e-mail notification or in the gray shaded box on your proxy card. ___________________________________________

Enter the last 4 digits of the U.S. social security number (SSN) or the U.S. taxpayer identification number (TIN) for this account.* _______


*If you do not have a SSN or TIN for this account, please leave this box blank.
                                                                          \
                                                                CONTINUE --
                                                                          /

[Logo]EquiServe                                                 V O T E
                                                              -----------
                                                              B Y   N E T

VOTE BY NET

GM


STEP 2

WELCOME

  YOUR NAME
  YOUR ADDRESS
  YOUR CITY, STATE ZIP


Delivery Preference

Select how you would like to receive your future annual meeting materials:

     / /     Postal mail



     /*/     Electronically (View Terms and Conditions for Electronic Delivery)
                            ---------------------------------------------------

             E-mail address (e.g., name@xyz.com) ___________________________

             Enter e-mail address again for validation _____________________



Annual Meeting Materials


You may view the following Annual Meeting materials and then click "Continue" to go to the voting page.

     Annual Report
     -------------


     Proxy Statement
     ---------------


                                                                          \
                                                                CONTINUE --
                                                                          /

[Logo]EquiServe                                                 V O T E
                                                              -----------
                                                              B Y   N E T

VOTE BY NET

GM

STEP 3

GENERAL MOTORS CORPORATION
PROXY/VOTING INSTRUCTIONS


Proxy Solicited by Board of Directors for Annual Meeting of Stockholders Hotel du Pont, 11th & Market Streets, Wilmington, Delaware
Wednesday, June 2, 2004, 9 a.m. local time


The undersigned authorizes G. Richard Wagoner, Jr., John M. Devine, and Robert
A. Lutz, and each of them as the Proxy Committee, to vote the Common Stock of the undersigned upon the nominees for Directors: (01) P. N. Barnevik,
(02) J. H. Bryan, (03) A. M. Codina, (04) G. M.C. Fisher, (05) K. Katen,
(06) K. Kresa, (07) A. G. Lafley, (08) P. A. Laskawy, (09) E. S. O'Neal,
(10) E. Pfeiffer, and (11) G. R. Wagoner, Jr.; upon the other Items described on the pages identified in the Table of Contents to the Proxy Statement; and upon all other matters which may come before the 2004 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

This also provides voting instructions for the shares held in various employee savings plans as described in the Proxy Statement. If your registrations are not identical, you may have received more than one set of proxy materials. For all your shares to be voted, you must vote all the proxies you received.




General Motors Corporation Board of Directors recommends a vote:

        "FOR" all Nominees
        "FOR" Proposal 2
        "AGAINST" Proposal 3
        "AGAINST" Proposal 4
        "AGAINST" Proposal 5
        "AGAINST" Proposal 6
        "AGAINST" Proposal 7
        "AGAINST" Proposal 8
        "AGAINST" Proposal 9

Check this box to cast your vote in accordance with the recommendations of The
Board of Directors:                                                     / /

General Motors Corporation Board of Directors recommends a vote "FOR" all Nominees.


1. Election of Directors   / / FOR ALL NOMINEES, except withheld as noted below
                           / / WITHHELD AS TO ALL NOMINEES

                           / / P. N. Barnevik
                           / / J. H. Bryan
                           / / A. M. Codina
                           / / G. M.C. Fisher
                           / / K. Katen
                           / / K. Kresa
                           / / A. G. Lafley
                           / / P. A. Laskawy
                           / / E. S. O'Neal
                           / / E. Pfeiffer
                           / / G. R. Wagoner, Jr.


General Motors Corporation Board of Directors recommends a vote "FOR"
Proposal 2.
2. Ratify selection of independent accountants       FOR    AGAINST    ABSTAIN
                                                     / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 3.
3. Eliminate awarding,                               FOR    AGAINST    ABSTAIN
   repricing, or renewing                            / /      / /        / /
   stock options

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 4.
4. Eliminate options, SARs,                          FOR    AGAINST    ABSTAIN
   and severance payments                            / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 5.
5. Require an independent                            FOR    AGAINST    ABSTAIN
   chairman separate from
   chief executive officer                           / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 6.
6. Appoint independent                               FOR    AGAINST    ABSTAIN
   directors to key Board
   committees                                        / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 7.
7. Report on greenhouse gas                          FOR    AGAINST    ABSTAIN
   emissions                                         / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 8.
8. Approve "golden                                   FOR    AGAINST    ABSTAIN
   parachutes"                                      / /      / /        / /

General Motors Corporation Board of Directors recommends a vote "AGAINST" Proposal 9.
9. Require senior executives                        FOR    AGAINST    ABSTAIN
   and directors to retain                          / /      / /        / /
   stock obtained by
   exercising options


To cast your vote please click "Submit."
(NOTE: Your vote will not be counted until you click "Submit.")


                                                                          \
                                                                  SUBMIT --
                                                                          /

[Logo]EquiServe                                                 V O T E
                                                              -----------
                                                              B Y   N E T

VOTE BY NET

GM

STEP 3


NAME
ADDRESS
CITY, STATE ZIP CODE

CONTROL NUMBER: 00000000000000000
CONFIRMATION NUMBER: 000000
DATE: DAY MONTH YEAR HOUR:MIN:SEC CDT

Thank you for using EquiServe's Vote-By-Net facility.

Step 3: Summary of your vote

Your vote was recorded by EquiServe as follows:



1. Election of Directors                                    _______________




2. Ratify selection of independent accountants              _______________




3. Eliminate awarding, repricing, or renewing stock
   options                                                  _______________




4. Eliminate options, SARs, and severance payments          _______________





5. Require an independent chairman separate from chief
   executive officer                                        _______________




6. Appoint independent directors to key Board committees    _______________





7. Report on greenhouse gas emissions                       _______________





8. Approve "golden parachutes"                              _______________





9. Require senior executives and directors to retain
   stock obtained by exercising options                     _______________






Delivery Preference

     Electronically

     E-mail address:


Please keep a copy for your records. To change your vote, click "Back."

To view and/or print your admission ticket, click "Options."

You can now vote another proxy or go to General Motors Corporation Homepage or click "Finish" to exit to EquiServe Homepage.

                                                           /FINISH/

                       SCRIPT TO VOTE SHARES BY TELEPHONE

Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

Enter the series of numbers printed in the gray shaded box on your card, followed by the pound sign.

One moment please while we verify your information.

Enter the last four digits of the U.S. social security number or the U.S. taxpayer identification number for this account followed by the pound sign.

The company that you are voting is General Motors Corporation.

Your vote is subject to the same terms and authorizations as indicated on the proxy card. It authorizes the Proxy Committee to vote your shares of Common Stock as you direct.

To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.

Item # 1. To vote for all nominees press 1. To withhold from all nominees press
2. To withhold from individual nominees press 3.

          (If 3)
          Using your proxy card, enter the 2-digit number of a nominee from whom you wish to withhold your vote. When completed press 00.

          To withhold your vote from another nominee enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.

Item # 2. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 3. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 4. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 5. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 6. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 7. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 8. To vote for, press 1; against, press 2; to abstain, press 3.

Item # 9. To vote for, press 1; against, press 2; to abstain, press 3.

You have cast your vote as follows:


         You have voted in the manner recommended by the Board of Directors.
             (Or)
         For all nominees
             (Or)
         For all nominees except: #...
             (Or)
         Withhold For all nominees

         Item # (For | Against | Abstain)


Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.




                                                                               2